As filed with the Securities and Exchange Commission on December 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRAFT HEINZ FOODS COMPANY

(Exact name of registrant as specified in its charter)

THE KRAFT HEINZ COMPANY

(Exact name of registrant guarantor as specified in its charter)

Pennsylvania Delaware	2030 2030	25-0542520 46-2078182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One PPG Place,

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rashida La Lande

Senior Vice President, Global General Counsel and

Head of ESG and Government Affairs;

Corporate Secretary

One PPG Place,

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joshua N. Korff, P.C.

Michael Kim, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: The exchange will occur as soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Kraft Heinz Foods Company	Large accelerated filer:	☐	Accelerated filer:	☐

	Non-accelerated filer:	☒	Smaller reporting company:	☐

			Emerging growth company:	☐

Kraft Heinz Company	Large accelerated filer:	☒	Accelerated filer:	☐

	Non-accelerated filer:	☐	Smaller reporting company:	☐

			Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer): ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer): ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Kraft Heinz Foods Company
3.750% Senior Notes due 2030	$1,000,000,000	100%	$1,000,000,000	$109,100
4.625% Senior Notes due 2039	$500,000,000	100%	$500,000,000	$54,550
4.875% Senior Notes due 2049	$1,500,000,000	100%	$1,500,000,000	$163,650
3.875% Senior Notes due 2027	$1,350,000,000	100%	$1,350,000,000	$147,285
4.250% Senior Notes due 2031	$1,350,000,000	100%	$1,350,000,000	$147,285
5.500% Senior Notes due 2050	$800,000,000	100%	$800,000,000	$87,280
The Kraft Heinz Company
Guarantees related to the 3.750% Senior Notes due 2030	—	—	—	(2)
Guarantees related to the 4.625% Senior Notes due 2039	—	—	—	(2)
Guarantees related to the 4.875% Senior Notes due 2049	—	—	—	(2)
Guarantees related to the 3.875% Senior Notes due 2027	—	—	—	(2)
Guarantees related to the 4.250% Senior Notes due 2031	—	—	—	(2)
Guarantees related to the 5.500% Senior Notes due 2050	—	—	—	(2)
Total	—	—	—	$709,150

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 9, 2020

PROSPECTUS

$6,500,000,000

Kraft Heinz Foods Company

Exchange Offer:

New 3.750% Senior Notes due 2030            for        3.750% Senior Notes due 2030

New 4.625% Senior Notes due 2039            for        4.625% Senior Notes due 2039

New 4.875% Senior Notes due 2049            for        4.875% Senior Notes due 2049

New 3.875% Senior Notes due 2027            for        3.875% Senior Notes due 2027

New 4.250% Senior Notes due 2031            for        4.250% Senior Notes due 2031

New 5.500% Senior Notes due 2050            for        5.500% Senior Notes due 2050

This exchange offer will expire at 5:00 P.M., New York City time,

on             , 2020, unless extended.

The Exchange Notes

We are offering to exchange (the “exchange offer”):

•

Up to $1,000,000,000 aggregate principal amount of new 3.750% Senior Notes due 2030 (the “New 2030 Notes”), which have been registered under the Securities Act of 1933, as amended, (the “Securities Act”), for outstanding unregistered $1,000,000,000 aggregate principal amount of 3.750% Senior Notes due 2030 (the “Outstanding 2030 Notes”).

•

Up to $500,000,000 aggregate principal amount of new 4.625% Senior Notes due 2039 (the “New 2039 Notes”), which have been registered under the Securities Act, for outstanding unregistered $500,000,000 aggregate principal amount of 4.625% Senior Notes due 2039 (the “Outstanding 2039 Notes”).

•

Up to $1,500,000,000 aggregate principal amount of new 4.875% Senior Notes due 2049 (the “New 2049 Notes” and, together with the New 2030 Notes and the New 2039 Notes, the “New September 2019 Notes”), which have been registered under the Securities Act, for outstanding unregistered $1,500,000,000 aggregate principal amount of 4.875% Senior Notes due 2049 (the “Outstanding 2049 Notes” and, together with the Outstanding 2030 Notes and the Outstanding 2039 Notes, the “Outstanding September 2019 Notes” and, the Outstanding September 2019 Notes together with the New September 2019 Notes, the “September 2019 Notes”).

•

Up to $1,350,000,000 aggregate principal amount of new 3.875% Senior Notes due 2027 (the “New 2027 Notes”), which have been registered under the Securities Act, for outstanding unregistered $1,350,000,000 aggregate principal amount of 3.875% Senior Notes due 2027 (the “Outstanding 2027 Notes”).

•

Up to $1,350,000,000 aggregate principal amount of new 4.250% Senior Notes due 2031 (the “New 2031 Notes”), which have been registered under the Securities Act, for outstanding unregistered $1,350,000,000 aggregate principal amount of 4.250% Senior Notes due 2031 (the “Outstanding 2031 Notes”).

•

Up to $800,000,000 aggregate principal amount of new 5.500% Senior Notes due 2050 (the “New 2050 Notes” and, together with the New 2027 Notes and the New 2031 Notes, the “New May 2020 Notes” and, the New May 2020 Notes together with the New September 2019 Notes, the “Exchange Notes”), which have been registered under the Securities Act, for outstanding unregistered $800,000,000 aggregate principal amount of 5.500% Senior Notes due 2050 (the “Outstanding 2050 Notes” and, together with the Outstanding 2027 Notes and the Outstanding 2031 Notes, the “Outstanding May 2020 Notes” and, the Outstanding May 2020 Notes together with the New May 2020 Notes, the “May 2020 Notes”). The Outstanding September 2019 Notes and the Outstanding May 2020 Notes are collectively referred to in this prospectus as, the “Outstanding Notes.”

The terms of the Exchange Notes offered in the exchange offer are substantially identical to the terms of the respective series of the Outstanding Notes, except that the Exchange Notes will be registered under the Securities Act and certain transfer restrictions, registration rights, and additional interest provisions relating to the Outstanding Notes do not apply to the Exchange Notes.

Material Terms of the Exchange Offer

•	You may withdraw tendered Outstanding Notes at any time prior to the expiration or termination of the exchange offer.

•	Upon completion of the exchange offer, all Outstanding Notes validly tendered and not withdrawn will be exchanged for an equal principal amount of Exchange Notes registered under the Securities Act.

•	The exchange offer is not subject to any minimum tender condition but is subject to customary conditions.

•

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker dealer that acquired Outstanding Notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”

•	The exchange of Outstanding Notes for Exchange Notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•

There is no existing public market for the Outstanding Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or arrange for quotation on any automated dealer quotation system.

See “Risk Factors” beginning on page 13 for a discussion of certain factors you should consider before participating in the exchange offer.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2020.

We have not authorized anyone to provide you with any additional information or any information that is different from that contained in this prospectus or incorporated by reference, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus is accurate as of any date other than the date hereof, unless we otherwise note in this prospectus or any accompanying prospectus supplement.

The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of Outstanding Notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

We have filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 with respect to the Exchange Notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the Exchange Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

The Kraft Heinz Company

One PPG Place

Pittsburgh, Pennsylvania 15222

Attention: Office of the Corporate Secretary

(412) 456-5700

In order to ensure timely delivery, you must request the information no later than             , 2020, which is five business days before the expiration of the exchange offer.

i

WHERE YOU CAN FIND MORE INFORMATION

Kraft Heinz Foods Company is not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Kraft Heinz Company, the indirect parent company of Kraft Heinz Foods Company and a guarantor of the Exchange Notes and the Outstanding Notes, is currently subject to the periodic and current reporting and other informational requirements of the Exchange Act. The Kraft Heinz Company files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other information with the SEC. Following the exchange offer, The Kraft Heinz Company will continue to file periodic reports and other information with the SEC. These reports, the registration statement of which this prospectus forms a part and other information can be accessed electronically through the SEC’s website at www.sec.gov. The SEC filings of The Kraft Heinz Company are also available free of charge on the Investors section of its website at www.kraftheinzcompany.com. The Kraft Heinz Company website and the information contained on its website is not a part of this prospectus and is not incorporated in this prospectus by reference.

INCORPORATION OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” certain information that The Kraft Heinz Company files with the SEC into this prospectus, which means that we can disclose important information to you by referring to those documents. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3), or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein that such items are intended to be “filed” under the Exchange Act):

•

The Kraft Heinz Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed with the SEC on February  14, 2020 (including the portions of The Kraft Heinz Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March  27, 2020, incorporated by reference therein), which should be read in conjunction with our Current Report on Form 8-K filed with the SEC on November 13, 2020;

•

The Kraft Heinz Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2020, filed with the SEC on May 1, 2020, June 27, 2020, filed with the SEC on July 31, 2020, and September  26, 2020, filed with the SEC on October 30, 2020;

•

The Kraft Heinz Company’s Current Reports on Form 8-K filed with the SEC on January  6, 2020, January  8, 2020, January  24, 2020, March  5, 2020, March  24, 2020, April  6, 2020 (only in respect to Item 8.01), May  5, 2020 (only in respect to Item 8.01), May  11, 2020, May  18, 2020, October  13, 2020, October  23, 2020, and November 13, 2020; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the date of the termination of the offering of securities made under this prospectus; provided, however, that we are not incorporated by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

The Kraft Heinz Company

One PPG Place

Pittsburgh, Pennsylvania 15222

Attention: Office of the Corporate Secretary

(412) 456-5700

In order to ensure timely delivery, you must request the information no later than        , 2020, which is five business days prior to the expiration of the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have incorporated by reference herein include certain “forward-looking statements” within the meaning of the federal securities laws with respect to our businesses, strategies and plans, our future financial condition, performance, liquidity and capital needs, the industry in which we operate and other similar matters. Statements included in or incorporated by reference into this prospectus that are not historical facts, including statements about the beliefs and expectations of management, are forward-looking statements. Words such as “anticipate,” “reflect,” “invest,” “see,” “make,” “expect,” “give,” “deliver,” “drive,” “believe,” “improve,” “assess,” “reassess,” “remain,” “evaluate,” “grow,” “will,” “plan,” “intend,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, and dividends. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control.

Important factors that may affect our business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of the novel coronavirus (“COVID-19”); operating in a highly competitive industry; our ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in our relationships with significant customers, suppliers, and other business relationships; our ability to maintain, extend, and expand our reputation and brand image; our ability to leverage our brand value to compete against private label products; our ability to drive revenue growth in our key product categories, increase our market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; our ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve our competitiveness; our ability to successfully execute our strategic initiatives; the impacts of our international operations; economic and political conditions in the United States and in various other nations where we do business; changes in our management team or other key personnel and our ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; impacts of natural events in the locations in which we or our customers, suppliers, distributors, or regulators operate; our ownership structure; our indebtedness and ability to pay such indebtedness, as well as our ability to comply with covenants under our debt instruments; our liquidity, capital resources, and capital expenditures, as well as our ability to raise capital; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to any potential actions resulting from the SEC’s ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; potential future material weaknesses in our internal control over financial reporting or other deficiencies or our failure to maintain an effective system of internal controls; our failure to prepare and timely file our periodic reports; our ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of our common stock in the public markets; our ability to continue to pay a regular dividend and the amounts of any such dividends; volatility of capital markets and other macroeconomic factors; a downgrade in our credit rating; and other risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, under Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 28, 2019, and under Part II, Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2020, in each case incorporated by reference herein.

These risks and those incorporated by reference into this prospectus are not exhaustive. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results.

Except to the extent of our obligations under the federal securities laws, we are not under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus, or incorporated by reference, and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the Exchange Notes.

In this prospectus, except as otherwise indicated or unless the context otherwise requires, (i) the “Issuer” refers to Kraft Heinz Foods Company and not to any of its subsidiaries, (ii) the “Guarantor” refers to The Kraft Heinz Company and not to any of its subsidiaries, and (iii) “we,” “us,” “our,” “Kraft Heinz” and the “Company” each refer to The Kraft Heinz Company and its subsidiaries.

Company Overview

We are driving transformation at The Kraft Heinz Company, inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2019 net sales of approximately $25.0 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. As of September 26, 2020, we had assets of approximately $98.1 billion, and generated net sales of approximately $19.2 billion for the nine months ended September 26, 2020 and approximately $25.0 billion for the year ended December 28, 2019. Our common stock is listed on The Nasdaq Stock Market LLC under the ticker symbol “KHC.”

The Kraft Heinz Company is a Delaware corporation and the indirect parent company of the Issuer. Our corporate co-headquarters are located in Pittsburgh, Pennsylvania and Chicago, Illinois. Our principal executive offices are located at One PPG Place, Pittsburgh, Pennsylvania 15222 and our main telephone number at that address is (412) 456-5700.

Risk Factors

You should consider carefully all of the information set forth or incorporated by reference in this prospectus. These factors are set forth in detail under the heading “Risk Factors” in this prospectus and under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended September 26, 2020. We encourage you to review these risk factors carefully. Furthermore, this prospectus contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Exchange Offer

A brief description of the material terms of the exchange offer follows. We are offering to exchange the Exchange Notes for the Outstanding Notes. The terms of the Exchange Notes offered in the exchange offer are substantially identical to the terms of the Outstanding Notes, except that the Exchange Notes will be registered under the Securities Act and certain transfer restrictions, registration rights, and additional interest provisions relating to the Outstanding Notes do not apply to the Exchange Notes. For a more complete description, see “Exchange Offer.”

Background	On September 25, 2019, we completed a private placement of $3,000,000,000 aggregate principal amount of the Outstanding September 2019 Notes. In connection with this private placement, the Issuer and the Guarantor entered into a registration rights agreement (the “2019 Registration Rights Agreement”) with the initial purchasers of the Outstanding September 2019 Notes in which we agreed, among other things, to complete an exchange offer with respect to the Outstanding September 2019 Notes.

On May 18, 2020, we completed a private placement of $3,500,000,000 aggregate principal amount of the Outstanding May 2020 Notes. In connection with this private placement, the Issuer and the Guarantor entered into a registration rights agreement (the “2020 Registration Rights Agreement” and, together with the 2019 Registration Rights Agreement, the “Registration Rights Agreements”) with the initial purchasers of the Outstanding May 2020 Notes in which we agreed, among other things, to complete an exchange offer with respect to the Outstanding May 2020 Notes.

Exchange Notes offered	Up to $1,000,000,000 aggregate principal amount of 3.750% Senior Notes due 2030;

Up to $500,000,000 aggregate principal amount of 4.625% Senior Notes due 2039;

Up to $1,500,000,000 aggregate principal amount of 4.875% Senior Notes due 2049;

Up to $1,350,000,000 aggregate principal amount of 3.875% Senior Notes due 2027;

Up to $1,350,000,000 aggregate principal amount of 4.250% Senior Notes due 2031; and

Up to $800,000,000 aggregate principal amount of 5.500% Senior Notes due 2050.

Exchange offer

We are offering to exchange the Outstanding Notes for an equal principal amount of the Exchange Notes. Outstanding Notes may be exchanged only in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The exchange offer is being made pursuant to the Registration Rights Agreements, which grant the initial purchasers and any subsequent holders of the Outstanding Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Outstanding Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Outstanding Notes.

Expiration date; withdrawal of tender	The exchange offer will expire at 5:00 p.m., New York City time, on , 2020, or a later time if we choose to extend this exchange offer in our sole and absolute discretion (the latest such date, the “expiration date”). You may withdraw your tender of Outstanding Notes at any time prior to the expiration date. All Outstanding Notes that are validly tendered and not validly withdrawn will be exchanged. Any Outstanding Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales	We believe that you can offer for resale, resell, and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

•	you acquire the Exchange Notes in the ordinary course of business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•	you are not an affiliate of ours; and

•	you are not a broker-dealer.

Conditions to the exchange offer	Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Outstanding Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation, or interpretation by the staff of the SEC or any regulatory authority or other foreign, federal, state, or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “Exchange Offer—Conditions to the Exchange Offer.”

Procedures for tendering Outstanding Notes held in the form of book-entry interests	The Outstanding Notes were issued as global securities and were deposited upon issuance with Deutsche Bank Trust Company Americas, which issued uncertificated depositary interests in those Outstanding Notes, which represent a 100% interest in those Outstanding Notes, to The Depository Trust Company (“DTC”).

Beneficial interests in the Outstanding Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Outstanding Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your Outstanding Notes by instructing your broker or bank where you keep the Outstanding Notes to tender them for you. In some cases, you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Outstanding Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “Exchange Offer.” Your Outstanding Notes must be tendered in minimum denominations of $2,000 and in multiples of $1,000 in excess thereof.

In order for your tender to be considered valid, the Exchange Agent (as defined below) must receive a confirmation of book-entry transfer of your Outstanding Notes into the Exchange Agent’s account at DTC, under the procedure described in this prospectus under the heading “Exchange Offer,” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

United States federal income tax considerations	The exchange offer will not result in any income, gain, or loss to the holders of Outstanding Notes or to us for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.

Exchange agent	Deutsche Bank Trust Company Americas is serving as the exchange agent (the “Exchange Agent”) for the exchange offer.

Consequences of not exchanging Outstanding Notes	Outstanding Notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on the Outstanding Notes. In general, you may offer or sell your Outstanding Notes only if they are registered under, or offered or sold under an exemption from, or are not subject to, the Securities Act and applicable state securities laws. If you do not participate in the exchange offer, the liquidity of your Outstanding Notes could be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange.”

Summary Terms of the Exchange Notes

A brief description of the material terms of the Exchange Notes is set forth below. For a more complete description, see “Description of the Exchange Notes.”

Issuer	Kraft Heinz Foods Company, a Pennsylvania limited liability company.

Securities	Up to $1,000,000,000 aggregate principal amount of 3.750% Senior Notes due 2030;

Up to $500,000,000 aggregate principal amount of 4.625% Senior Notes due 2039;

Up to $1,500,000,000 aggregate principal amount of 4.875% Senior Notes due 2049;

Up to $1,350,000,000 aggregate principal amount of 3.875% Senior Notes due 2027;

Up to $1,350,000,000 aggregate principal amount of 4.250% Senior Notes due 2031; and

Up to $800,000,000 aggregate principal amount of 5.500% Senior Notes due 2050.

Maturity	The New 2030 Notes will mature on April 1, 2030;

The New 2039 Notes will mature on October 1, 2039;

The New 2049 Notes will mature on October 1, 2049;

The New 2027 Notes will mature on May 15, 2027;

The New 2031 Notes will mature on March 1, 2031; and

The New 2050 Notes will mature on June 1, 2050.

Interest	Interest on the New 2030 Notes will be payable in cash and will accrue at a rate of 3.750% per annum;

Interest on the New 2039 Notes will be payable in cash and will accrue at a rate of 4.625% per annum;

Interest on the New 2049 Notes will be payable in cash and will accrue at a rate of 4.875% per annum;

Interest on the New 2027 Notes will be payable in cash and will accrue at a rate of 3.875% per annum;

Interest on the New 2031 Notes will be payable in cash and will accrue at a rate of 4.250% per annum; and

Interest on the New 2050 Notes will be payable in cash and will accrue at a rate of 5.500% per annum.

Interest payment dates	Interest on the New September 2019 Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2021.

Interest on the New 2027 Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2021.

Interest on the New 2031 Notes will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2021.

Interest on the New 2050 Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2021.

Ranking	The Exchange Notes will be unsecured senior indebtedness. Accordingly, they will be:

•	pari passu in right of payment with all of our existing and future senior indebtedness;

•	senior in right of payment to all of our future subordinated indebtedness;

•	effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

Guarantor	The Exchange Notes will be guaranteed (the “Guarantee”) fully and unconditionally by the Guarantor. None of the Guarantor’s subsidiaries will guarantee the Exchange Notes.

Ranking of the Guarantee	The Guarantee will be the Guarantor’s senior unsecured obligation and will be:

•	pari passu in right of payment with all of the Guarantor’s existing and future senior indebtedness;

•	senior in right of payment to all of the Guarantor’s future subordinated indebtedness;

•	effectively subordinated to all of the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other liabilities of the Guarantor’s subsidiaries.

Optional redemption	We may redeem the Exchange Notes at any time, and from time to time, in whole or in part, at our election at the applicable redemption prices set forth under “Description of the Exchange Notes—Optional Redemption.”

On or after the applicable Par Call Date (as defined under “Description of the Exchange Notes—Optional Redemption”), if any, we may redeem the Exchange Notes of a series, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed plus accrued but unpaid interest, if any, on the Exchange Notes being redeemed to, but not including, the redemption date. See “Description of the Exchange Notes—Optional Redemption.”

Change of control	If we experience a change of control and a related ratings event, the Issuer will be required to offer to repurchase the Exchange Notes at a purchase price equal to 101% of their aggregate principal amount plus accrued but unpaid interest, if any, to, but not including, the date of repurchase. See “Description of the Exchange Notes—Change of Control Triggering Event.”

Certain covenants	The Indenture (as defined below) contains covenants that restrict our ability, with significant exceptions, to:

•	incur debt secured by liens above a certain threshold;

•	engage in certain sale and leaseback transactions above a certain threshold; and

•	consolidate, merge, convey, or transfer all or substantially all of the Issuer’s or the Guarantor’s assets.

See “Description of the Exchange Notes—Restrictive Covenants” and “Description of the Exchange Notes—Consolidation, Merger or Sale.”

No prior market	The Exchange Notes will be new securities for which there is currently no market. A liquid market for the Exchange Notes may not develop or be maintained.

Indenture	The Exchange Notes will be issued under an indenture, dated July 1, 2015, among the Issuer, the Guarantor, and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by one or more supplemental indentures, dated as of the applicable issue date of the Outstanding Notes, among the Issuer, the Guarantor, and the Trustee (as amended or supplemented, the “Indenture”).

Trustee	Deutsche Bank Trust Company Americas.

Risk factors	Investing in the Exchange Notes involves substantial risks. You should consider carefully all the information in this prospectus and, in particular, you should evaluate the specific risk factors set forth in the “Risk Factors” section in this prospectus, including the other risks incorporated by reference into this prospectus, before making a decision whether to invest in the Exchange Notes.

Governing law	New York.

RISK FACTORS

An investment in the Exchange Notes involves certain risks, including the risks described below and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, as supplemented by our Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2020. You should carefully consider these risks and the other information included and incorporated by reference in this prospectus before deciding to invest in the Exchange Notes. Our financial condition, results of operations, or cash flows could be materially adversely affected by any of these risks. In any such case, the trading price of the Exchange Notes could decline, and you could lose all or part of your investment.

Risks Related to the Exchange Notes

There is no established trading market for the Exchange Notes, and there is no guarantee that an active trading market for the Exchange Notes will develop. You may not be able to sell the Exchange Notes readily or at all or at or above the price that you paid.

The Exchange Notes constitute a new issue of securities, and there is no established trading market for them. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system.

You may not be able to sell your Exchange Notes at a particular time or at favorable prices. Accordingly, you may be required to bear the financial risk of your investment in the Exchange Notes indefinitely. If a trading market were to develop, the liquidity of the market and future trading prices of the Exchange Notes may be volatile and will depend on many factors, including:

•	the number of holders of the Exchange Notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the Outstanding Notes for the Exchange Notes;

•	the interest of securities dealers in making a market for the Exchange Notes; and

•	the market for similar securities.

The market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. The market for the Exchange Notes, if any, may be subject to similar disruptions that could adversely affect their value. In addition, subsequent to their initial issuance to tendering holders of the Outstanding Notes in the exchange offer, the Exchange Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance, and other factors.

The Exchange Notes will be structurally subordinated to the liabilities of the Issuer’s subsidiaries, and the Guarantee will be structurally subordinated to the liabilities of the Guarantor’s subsidiaries.

None of the Issuer’s subsidiaries will guarantee the Exchange Notes and, therefore, the Exchange Notes will be the obligation exclusively of the Issuer and the Guarantee will be the obligation exclusively of the Guarantor and not of any of its subsidiaries. Substantially all of our operations are conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Exchange Notes or the Guarantee, or to make any funds available therefor, whether by dividends, loans, or other payments. Except to the extent the Guarantor or the Issuer is a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over those of the Guarantor or the Issuer, as applicable (and therefore the claims of the Guarantor’s creditors or the Issuer’s creditors, as applicable, including holders of the Exchange Notes). Consequently, the Exchange Notes will be structurally subordinated to all liabilities of the Issuer’s current and future subsidiaries and the Guarantee will be structurally subordinated to all the liabilities of the Guarantor’s current and future subsidiaries.

Negative covenants in the Indenture will have a limited effect.

The Indenture that will govern the Exchange Notes contains only limited negative covenants that apply to us and our subsidiaries. These covenants do not limit the amount of additional debt that we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the Indenture may not protect holders of the Exchange Notes in the event we experience significant adverse changes in our financial condition or results of operations. See “Description of the Exchange Notes—Limitation on Liens” and “Description of the Exchange Notes—Sale and Leaseback Transactions.” In light of the limited negative covenants applicable to the Exchange Notes, we and our subsidiaries may incur substantial debt and the holders of the Exchange Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

Your right to receive payments on the Exchange Notes is effectively subordinated to the rights of holders of any secured debt of the Issuer, to the extent of the value of the assets securing that debt.

Subject to the restrictions in the Indenture, we may incur significant indebtedness secured by our assets. If we are declared bankrupt or insolvent, or if we default under any of our existing or future indebtedness, the holders of such indebtedness could declare all of the funds borrowed thereunder, including accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the holders of such indebtedness could foreclose on our assets to the exclusion of holders of the Exchange Notes, even if an event of default exists under the Indenture at such time. In any such event, because the Exchange Notes will not be secured by our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. In addition, the Indenture that will govern the Exchange Notes permits us to incur additional indebtedness that ranks equally with the Exchange Notes. Any such indebtedness may further limit the value of any assets available to satisfy the Exchange Notes and any recovery available to the holders of the Exchange Notes.

Credit ratings may not reflect all risks.

Credit ratings assigned to the Exchange Notes, the Issuer, or the Guarantor by one or more other independent credit rating agencies do not necessarily mean that they are a suitable investment. A security rating is not a recommendation to buy, sell, or hold securities and may be subject to revision, suspension, reduction, or withdrawal at any time by the assigning rating organization. Similar ratings on different types of securities do not necessarily mean the same thing. Ratings by Fitch Ratings Inc., S&P, and/or Moody’s (each as defined herein) will not address the likelihood that the principal on the Exchange Notes will be prepaid or paid on the scheduled maturity date. Such ratings also will not address the marketability of investments in the Exchange Notes or any market price.

We may not have the ability to raise the funds necessary to finance a change of control offer if required by the Indenture.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), the Issuer will be required to make an offer to purchase the Exchange Notes at a price in cash equal to 101% of their aggregate principal amount, plus any accrued and unpaid interest, to, but not including, the date of repurchase. Upon a change of control, we may be required to offer to repurchase or repay our outstanding indebtedness, including the Exchange Notes. We may not have sufficient resources to repurchase the Exchange Notes or repay our other indebtedness, if such debt is required to be repurchased or repaid, upon the occurrence of a Change of Control Triggering Event or change of control. In any case, third-party financing most likely would be required in order to provide the funds necessary for the Issuer to make the change of control offer for the Exchange Notes and to refinance any other indebtedness that would become payable upon the occurrence of such events. We may not be able to obtain such additional financing on terms favorable to us or at all. See “Description of the Exchange Notes—Change of Control Triggering Event.”

We can enter into transactions, like recapitalizations, reorganizations, and other highly leveraged transactions, that do not constitute a change of control but that could adversely affect the holders of the Exchange Notes.

The change of control provision contained in the Indenture may not necessarily afford you protection in the event of certain important corporate events, including a reorganization, restructuring, merger or other similar transaction involving us that may adversely affect you, because such corporate events may not constitute a “change of control” as defined in the Indenture. Except as described under “Description of the Exchange Notes—Change of Control Triggering Event,” the Indenture does not contain provisions that would require the Issuer to offer to repurchase or redeem the Exchange Notes in the event of a reorganization, restructuring, merger, recapitalization, or similar transaction.

Holders of the Exchange Notes may not be able to determine when a change of control giving rise to their right to have the Exchange Notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of “change of control” in the Indenture includes a disposition of all or substantially all of the properties or assets of the Guarantor and its subsidiaries taken as a whole. There is a limited body of case law interpreting the phrase “all or substantially all,” and there is no precise established definition of the phrase. Accordingly, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Guarantor and its subsidiaries taken as a whole and whether the Issuer is required to make an offer to repurchase the Exchange Notes.

Risks Related to the Exchange Offer

The exchange offer may be cancelled or delayed.

We have reserved the right to terminate or withdraw the exchange offer, including solely in respect of one or more series of the Outstanding Notes, in our sole discretion at any time and for any reason. Therefore, even if you properly submit a letter of transmittal prior to the expiration date and otherwise comply with the terms and conditions of the exchange offer, the exchange offer may not be consummated. In addition, because of adjustments or other logistical challenges in exchanging Outstanding Notes for Exchange Notes, among other things, the settlement of the exchange offer may be delayed. Accordingly, you may have to wait longer than expected to receive your Exchange Notes, during which time you will not be able to effect transfers of your Outstanding Notes or the Exchange Notes you are to receive in the exchange offer.

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of Exchange Notes in exchange for Outstanding Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of book-entry transfer of Outstanding Notes into the Exchange Agent’s account at DTC, as depositary, including an Agent’s Message (as defined under “Exchange Offer—Procedures for Brokers and Custodian Banks; DTC ATOP Account”). We are not required to notify you of defects or irregularities in tenders of Outstanding Notes for exchange. Exchange Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreements will terminate. See “Exchange Offer—Procedures for tendering Outstanding Notes through brokers and banks” and “Exchange Offer—Consequences of Failure to Exchange.”

Some holders who exchange their Outstanding Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Outstanding Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If the exchange offer is not completed within a certain period after the issuance date of the respective Outstanding Notes, the Issuer will incur additional interest charges.

In the event that the exchange offer registration statement is not completed or is not declared effective by the SEC by (i) March 23, 2021, 545 days after the issuance date of the Outstanding September 2019 Notes, in regard to the Outstanding September 2019 Notes, and (ii) August 11, 2021, 450 days after the issuance date of the Outstanding May 2020 Notes, in regard to the Outstanding May 2020 Notes, the interest rate will be increased, up to a maximum increase of (a) 0.25% per annum for the first 90-day period immediately following such date and (b) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the exchange offer is completed or the becomes effective, up to a maximum total increase of 0.50% per annum.

Risks Related to our Capital Structure

We have substantial indebtedness. We may not be able to generate sufficient cash flow to service all of our indebtedness, including the Exchange Notes, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance all or a portion of our debt obligations and to fund planned capital expenditures depends on our future performance and our ability to generate significant operating cash flow, which is subject, among other things, to the success of our business strategy, customer demand, increased competition, prevailing economic conditions, and financial, competitive, legislative, legal, regulatory, and other factors, including the impact of COVID-19, and those other factors discussed in these “Risk Factors,” or incorporated by reference herein, many of which are beyond our control.

As of September 26, 2020, we had approximately $28.2 billion (face value) aggregate principal amount of total unsecured indebtedness outstanding.

We may not be able to generate a level of cash flow from our operations sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Exchange Notes, or that future borrowings will be available to us in an amount sufficient to enable us to service and repay the Exchange Notes and our other indebtedness and to fund our other liquidity needs. If our cash flow and capital resources are insufficient to fund these obligations, we may be forced to reduce or delay investments, strategic acquisitions, and capital expenditures or to sell assets, seek additional capital, or restructure or refinance our indebtedness, including the Exchange Notes, all of which may or may not be accomplished on commercially reasonable terms and will depend on our cash needs, our financial condition at such time, then prevailing market conditions, and the terms of our then existing debt instruments, including the Indenture, which may restrict us from adopting some of these alternatives. Moreover, the instruments governing our indebtedness may restrict our ability to sell assets and our use of the proceeds from such sales. Finally, any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Any assets that we could be required to dispose of may not be sold or, if sold, the timing of the sales and the amount of proceeds realized from those sales may not be on acceptable terms.

Any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could also harm our ability to incur additional indebtedness. Moreover, if our cash flow and capital resources are insufficient to allow us to comply with the various covenants in the instruments governing our indebtedness, then that could result in a default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all of the funds borrowed thereunder to be due and payable, including accrued and unpaid interest. In addition, holders of our secured indebtedness could elect to institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.

We may be unable to refinance our indebtedness.

We may need to refinance all or a portion of our indebtedness, including the Exchange Notes, before maturity. We may not be able to refinance any of our indebtedness on commercially reasonable terms or at all. Additionally, we may not be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms or at all.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities, including the Exchange Notes.

Credit rating agencies rate our debt securities based on factors that include our operating results, actions that we take, their view of the general outlook for our industry, and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating assigned to us or to our debt securities or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets, and have an adverse effect on the market price of our securities, including the Exchange Notes, and on the interest rate and/or tenor at which we can obtain funding.

In addition, we have previously accessed, and intend in the future to access, the commercial paper market for occasional funding requirements. Disruptions in the commercial paper market or other effects of volatile economic conditions in the credit markets could reduce the amount of commercial paper that we could issue and could raise our borrowing costs for both short-term and long-term debt offerings. Further, our inability to access the capital markets or an increase in our borrowing costs could materially and adversely affect our financial condition and results of operations. As of September 26, 2020, we had no commercial paper outstanding.

Risks Related to Retention of Outstanding Notes

Outstanding Notes not exchanged in the exchange offer will continue to be subject to restrictions on transfer.

If you do not exchange your Outstanding Notes for Exchange Notes in the exchange offer, or if we do not accept your Outstanding Notes, you will continue to be subject to the restrictions on transfer applicable to the Outstanding Notes. The restrictions on transfer of your Outstanding Notes arise because we issued the Outstanding Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Outstanding Notes if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from these requirements. We currently do not plan to register the Outstanding Notes under the Securities Act. For further information regarding the consequences of not tendering your Outstanding Notes in the exchange offer, see the discussion under “Exchange Offer—Consequences of Failure to Exchange.”

If we consummate the exchange offer, the liquidity and market value of any remaining non-exchanged Outstanding Notes may be adversely affected.

Upon consummation of the exchange offer, the aggregate principal amount of Outstanding Notes will be reduced by the amount of Outstanding Notes exchanged. Securities with a smaller outstanding principal amount available for trading, or float, generally command a lower price than do comparable securities with a greater float. Therefore, the market price for Outstanding Notes that are not submitted for exchange or not accepted by us may be adversely affected. A reduced float may also make the trading prices of any Outstanding Notes that are not exchanged more volatile.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the exchange offer. In consideration for issuing the Exchange Notes, we will receive in exchange Outstanding Notes in an equal principal amount. We will cancel all Outstanding Notes received in exchange for Exchange Notes in the exchange offer. Accordingly, no additional debt will result from the exchange offer. We will bear the expense of the exchange offer.

EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of Outstanding Notes with an opportunity to acquire Exchange Notes which, unlike the Outstanding Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws, and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a “distribution” of the Exchange Notes, as such term is defined under the Securities Act.

The Outstanding September 2019 Notes were originally issued and sold on September 25, 2019 to the initial purchasers, pursuant to the purchase agreement dated September 11, 2019. The Outstanding May 2020 Notes were originally issued and sold on May 18, 2020 to the initial purchasers, pursuant to the purchase agreement dated May 4, 2020. The Outstanding Notes were issued and sold in transactions not registered under the Securities Act in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act. The concurrent resale of the Outstanding Notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The Outstanding Notes may not be reoffered, resold, or transferred other than (i) to us or our subsidiaries, (ii) to a person whom the seller reasonably believes is a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available), or (v) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuances and sales of the Outstanding Notes, we entered into Registration Rights Agreements, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Outstanding Notes, pursuant to the exchange offer. The Registration Rights Agreements provide that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of Outstanding Notes who are able to make certain representations the opportunity to exchange their Outstanding Notes for Exchange Notes.

Under existing interpretations by the staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that the preceding sentence does not apply to a holder who is our affiliate (as defined in Rule 405 of the Securities Act); provided further that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreements (including certain indemnification rights and obligations).

We do not intend to seek our own interpretation regarding the exchange offer, and the staff of the SEC may not make a similar determination with respect to the Exchange Notes, as it has in other interpretations to third parties.

Each holder of Outstanding Notes that exchanges such Outstanding Notes for Exchange Notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it is not engaged in, and does not intend to engage in, and it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Outstanding Notes or Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

Terms of the Exchange Offer; Period for Tendering Outstanding Notes

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Outstanding Notes that were acquired pursuant to Rule 144A or Regulation S validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes accepted in the exchange offer. Holders may tender some or all of their Outstanding Notes pursuant to the exchange offer; provided that, Outstanding Notes may be tendered only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that:

(1) the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

(2) the Exchange Notes will not contain the registration rights and liquidated damages provisions contained in the Outstanding Notes;

(3) interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Outstanding Notes or, if no interest has been paid on such Outstanding Note, from the date of the original issue of such Outstanding Note; and

(4) if the regular record date for the first interest payment date would be a date prior to the settlement date of the exchange offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the Indenture.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Outstanding Notes when, as and if we have given written notice of our acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Outstanding Notes will be promptly returned, without expense, to the tendering holder.

Holders who tender Outstanding Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Outstanding Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “Fees and Expenses” and “Transfer Taxes.”

The exchange offer will remain open for at least 20 full business days. The exchange offer will expire at 5:00 p.m., New York City time, on             , 2020, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1) notify the Exchange Agent of any extension by written notice, and

(2) notify the registered holders by press release or other public announcement.

We reserve the right, in our sole discretion:

(1) if any of the conditions below under the heading “Conditions to the Exchange Offer” have not been satisfied,

(a)	to delay accepting any Outstanding Notes,

(b)	to extend the exchange offer, or

(c)	to terminate the exchange offer, or

(2) to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, to the extent required by law, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Outstanding Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least 10 business days after such amendment or waiver.

Any delay in acceptance, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Procedures for Tendering Outstanding Notes through Brokers and Banks

Since the Outstanding Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Outstanding Notes and will be the only entity that can tender your Outstanding Notes for Exchange Notes. Therefore, to tender Outstanding Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Outstanding Notes to tender your Outstanding Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OUTSTANDING NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OUTSTANDING NOTES TO BE TENDERED BEFORE THE 5:00 P.M. (NEW YORK CITY TIME) DEADLINE ON             , 2020.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(1) you or any other person acquiring Exchange Notes in exchange for your Outstanding Notes in the exchange offer is acquiring them in the ordinary course of business;

(2) neither you nor any other person acquiring Exchange Notes in exchange for your Outstanding Notes in the exchange offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

(3) neither you nor any other person acquiring Exchange Notes in exchange for your Outstanding Notes has engaged in or intends to engage in or has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the exchange offer;

(4) neither you nor any other person acquiring Exchange Notes in exchange for your Outstanding Notes is our affiliate (as defined under Rule 405 of the Securities Act); and

(5) if you or another person acquiring Exchange Notes in exchange for your Outstanding Notes is a broker-dealer and you acquired the Outstanding Notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

BY TENDERING YOUR OUTSTANDING NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

If you are our affiliate (as defined under Rule 405 of the Securities Act), if you are a broker-dealer who acquired your Outstanding Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

(1) may not rely on the applicable interpretations of the staff of the SEC and therefore may not participate in the exchange offer; and

(2) must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Outstanding Notes.

You may tender some or all of your Outstanding Notes in this exchange offer. However, your Outstanding Notes may be tendered only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

When you tender your Outstanding Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of Outstanding Notes and all other required documents to the Exchange Agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance, and withdrawal of tendered Outstanding Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1) reject any and all tenders of any particular Outstanding Note not properly tendered;

(2) refuse to accept any Outstanding Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities or conditions of the exchange offer as to any particular Outstanding Notes before the expiration of the exchange offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Outstanding Notes as we will reasonably determine. Neither us, the Exchange Agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of Outstanding Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of Outstanding Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The Exchange Agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the Outstanding Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of Outstanding Notes by causing the book-entry transfer of such Outstanding Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Outstanding Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the Exchange Agent on or prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by DTC participants to DTC, and thereafter transmitted by DTC to the Exchange Agent, forming a part of the Book-Entry Confirmation that states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(1) Name of the beneficial owner tendering such Outstanding Notes;

(2) Account number of the beneficial owner tendering such Outstanding Notes;

(3) Principal amount of Outstanding Notes tendered by such beneficial owner; and

(4) A confirmation that the beneficial holder of the Outstanding Notes tendered has made the representations for our benefit set forth under “Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE, THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Outstanding Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Outstanding Notes. We will ask the Exchange Agent to instruct DTC to promptly return those Outstanding Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Outstanding Notes on behalf of holders of the Outstanding Notes.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered Outstanding Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Outstanding Notes when we have given written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Outstanding Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit such notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

You may withdraw your tender of Outstanding Notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Outstanding Notes are held and have them send an ATOP notice of withdrawal so that it is received by the Exchange Agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1) specify the name of the person that tendered the Outstanding Notes to be withdrawn;

(2) identify the Outstanding Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Outstanding Notes; and

(3) specify the name and number of an account at the DTC to which your withdrawn Outstanding Notes can be credited.

We will decide all questions as to the validity, form, and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Outstanding Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any Outstanding Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Outstanding Notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Outstanding Notes and, subject to applicable law, may terminate the exchange offer (whether or not any Outstanding Notes have been accepted for exchange) or amend the exchange offer, if any of the conditions set forth below has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

•

there is any threatened, instituted, or pending action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)

seeking to restrain or prohibit the making or completion of the exchange offer, or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of the exchange offer or such a transaction;

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Outstanding Notes in the exchange offer; or

(3)

any statute, rule, regulation, order, or injunction has been sought, proposed, introduced, enacted, promulgated, or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign;

•

any action has been taken, proposed, or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (a)(1), (2), or (3) above or, in our sole reasonable judgment, would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes that are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market;

(2)	any limitation by a governmental authority that adversely affects our ability to complete the transactions contemplated by the exchange offer;

(3)

a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit; or

(4)

a commencement of a war, armed hostilities, or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities;

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Outstanding Notes or the Exchange Notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange;

•

there shall occur a change in the current interpretation by the staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Outstanding Notes to be offered for resale, resold, and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes;

•	any law, statute, rule, or regulation shall have been adopted or enacted that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Outstanding Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Outstanding Notes and will extend the exchange offer to the extent required by applicable law.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of Outstanding Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development, or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

We have appointed Deutsche Bank Trust Company Americas as the exchange agent for the exchange offer. You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the letter of transmittal that may accompany this prospectus to the Exchange Agent addressed as follows:

DEUTSCHE BANK TRUST COMPANY AMERICAS, EXCHANGE AGENT

By registered or certified mail, overnight delivery:

DB Services Americas, Inc.

Attn: Reorg Department

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

By Facsimile Transmission (for eligible institutions only):

(615) 866-3889

For Confirmation by Telephone:

(877) 843 9767

By Email:

DB.Reorg@db.com

For Additional Information Call:

(877) 843-9767

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made through DTC by the Exchange Agent. We will pay the Exchange Agent’s customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services, and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees, and any fees and disbursements to our independent registered public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates’ officers, employees and by persons so engaged by the Exchange Agent.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the existing Outstanding Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes.

Transfer Taxes

If you tender Outstanding Notes for exchange, you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Outstanding Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

Consequences of Failure to Exchange

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE

OUTSTANDING NOTES

If you do not tender your Outstanding Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreements and described above, and your Outstanding Notes will continue to be subject to the provisions of the Indenture, which governs the transfer and exchange of the Outstanding Notes and the restrictions on transfer of the Outstanding Notes imposed by the Securities Act and state securities laws, when we complete the exchange offer. These transfer restrictions are required because the Outstanding Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Outstanding Notes in the exchange offer, your ability to sell your Outstanding Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will no longer be entitled to any increase in interest rate under the Indenture if we do not complete the exchange offer.

Outstanding Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Outstanding Notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Shelf Registration

The Registration Rights Agreements also require that we file a shelf registration statement if:

(1) the Issuer and the Guarantor determine that the registration of the Exchange Notes is not available or may not be completed as soon as practicable after the last exchange date because it would violate any applicable law or applicable interpretations of the SEC;

(2) a holder participating in the exchange offer does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Issuer within the meaning of the Securities Act) and notifies the Issuer within 30 days after such holder first becomes aware of such restrictions;

(3) the exchange offer is for any reason not completed within the applicable periods set forth in the Registration Rights Agreements;

(4) the Issuer receives a written request from any Initial Purchaser (as defined in the Registration Rights Agreements) representing that it holds Outstanding Notes that are or were ineligible to be exchanged in the exchange offer; or we will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

Outstanding Notes may be subject to restrictions on transfer until:

(1) a person other than a broker-dealer has exchanged the Outstanding Notes in the exchange offer;

(2) a broker-dealer has exchanged the Outstanding Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker—dealer on or before the sale;

(3) the Outstanding Notes are sold under an effective shelf registration statement that we have filed; or

(4) the Outstanding Notes are sold to the public under Rule 144 of the Securities Act.

DESCRIPTION OF THE EXCHANGE NOTES

The Exchange Notes will be issued under the Indenture, dated as of July 1, 2015 (as amended or supplemented, the “Indenture”), among Kraft Heinz Foods Company, a Pennsylvania limited liability company (the “Issuer”), The Kraft Heinz Company, a Delaware corporation (the “Guarantor”), and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”). This is the same indenture under which the Outstanding Notes were issued. For each Outstanding Note validly tendered pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the tendered Outstanding Note. Any Outstanding Note that remains outstanding after the completion of the exchange offer, together with the Exchange Notes, will be treated as a single class of securities under the Indenture. In this Description of the Exchange Notes, unless the context otherwise requires, the term “Issuer” refers only to Kraft Heinz Foods Company and not any of its Subsidiaries (as defined under “—Defined Terms”) and the term “Notes” refers to the Exchange Notes.

The following description is a summary of the material provisions of the Indenture and does not restate the terms of the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the Notes. Certain capitalized terms used in this description, but not defined herein, have the meanings assigned to them in the Indenture. The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The registered holder of a Note will be treated as the owner of such Note for all purposes. Only registered holders of the Notes will have rights under the Indenture.

General

Each series of the Notes:

•	will be senior unsecured obligations of ours;

•	will rank equally with all of our other senior unsecured indebtedness (including indebtedness under our senior revolving credit facility);

•	will rank senior in right of payment to all of our future subordinated indebtedness;

•	will be effectively subordinated to all of our secured indebtedness;

•	will be structurally subordinated to all of the indebtedness and other liabilities of our Subsidiaries, including claims with respect to trade payables; and

•	will be unconditionally guaranteed on a senior unsecured basis by the Guarantor.

Principal, Maturity and Interest

The New 2030 Notes will mature on April 1, 2030. The New 2039 Notes will mature on October 1, 2039. The New 2049 Notes will mature on October 1, 2049. The New 2027 Notes will mature on May 15, 2027. The New 2031 Notes will mature on March 1, 2031. The New 2050 Notes will mature on June 1, 2050. On the maturity date of a series of the Notes, the holders of such series of Notes will be entitled to receive 100% of the principal amount of the Notes of such series. The Notes do not have the benefit of any sinking fund. However, under certain circumstances, we may be required to offer to purchase the Notes as described under “—Change of Control Triggering Event.” We may at any time and from time to time purchase additional Notes in the open market or otherwise.

Interest on the Notes

The New 2030 Notes will bear interest at a rate of 3.750% per annum. The New 2039 Notes will bear interest at a rate of 4.625% per annum. The New 2049 Notes will bear interest at a rate of 4.875% per annum. The New 2027 Notes will bear interest at a rate of 3.875% per annum. The New 2031 Notes will bear interest at a rate of 4.250% per annum. The New 2050 Notes will bear interest at a rate of 5.500% per annum. Interest on the New September 2019 Notes will be paid semi-annually in arrears on each April 1 and October 1, commencing on April 1, 2021. Interest on the New 2027 Notes will be paid semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2021. Interest on the New 2031 Notes will pay interest semi-annually in arrears on each March 1 and September 1, commencing on March 1, 2021. Interest on the New 2050 Notes will be paid interest semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2021. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the New September 2019 Notes shall be payable to the holders of the New September 2019 Notes in whose names the New September 2019 Notes are registered at the close of business on the March 15 and September 15 immediately preceding the respective interest payment date for such Notes. Interest on the New 2027 Notes will be paid to the holders of the New 2027 Notes in whose names the New 2027 Notes are registered at the close of business on the May 1 and November 1 immediately preceding the respective interest payment date for such Notes. Interest on the New 2031 Notes will be paid to the holders of the New 2031 Notes in whose names the New 2031 Notes are registered at the close of business on the February 15 and August 15 immediately preceding the respective interest payment date for such Notes. Interest on the New 2050 Notes shall be payable to the holders of the New 2050 Notes in whose names the New 2050 Notes are registered at the close of business on the May 15 and November 15 immediately preceding the respective interest payment date for such Notes. Interest on each Note will accrue from the last interest payment date on which interest was paid on the tendered Outstanding Note in exchange therefor or, if no interest has been paid on such Outstanding Note, from the date of the original issue of such Outstanding Note. If the regular record date for the first interest payment date on any Note would be a date prior to the settlement date of the exchange offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

If any interest payment date for the Notes falls on a day that is not a business day, then payment of interest may be made on the next succeeding business day and no interest will accrue because of such delayed payment.

With respect to the Notes, when we use the term “business day,” we mean any day except a Saturday, a Sunday, or a day on which banking institutions in the applicable place of payment are authorized or required by law, regulation, or executive order to close.

Ranking

Each series of Notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured obligations. As of September 26, 2020, we had approximately $28.2 billion (face value) aggregate principal amount of total unsecured indebtedness outstanding. Substantially all of our operations are conducted through our Subsidiaries. As a result, distributions or advances from our Subsidiaries are a major source of funds necessary to meet our debt service and other obligations. Contractual provisions, laws or regulations, as well as our financial condition and operating requirements, may limit our ability to obtain cash required to pay our debt service obligations, including payments on the Notes. The Notes will be structurally subordinated to all obligations of our Subsidiaries, including claims with respect to trade payables. This means that in the event of bankruptcy, liquidation, or reorganization of any of our Subsidiaries, holders of the Notes will have no direct claim to participate in the assets of such Subsidiary but may only recover by virtue of our equity interest in our Subsidiaries (except to the extent we have a claim as a creditor of such Subsidiary). As a result, all existing and future liabilities of our Subsidiaries, including trade payables and claims of lessors under leases, have the right to be satisfied in full prior to our receipt of any payment as any equity owner of our Subsidiaries.

Guarantee

Each series of Notes will be guaranteed on a full and unconditional senior unsecured basis by the Guarantor. The Guarantor will fully and unconditionally guarantee the payment of all of the principal of, and interest on, each series of Notes when due, whether at maturity or otherwise.

Additional Notes

We are permitted to issue additional Notes of any series from time to time (the “Additional Notes”) having the same terms in all respects as the Notes of such series (except for the issue date, issue price and, in some cases, the first payment of interest or interest accruing prior to the issue date of such Additional Notes). The Notes and the Additional Notes of a series, if any, will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions, and offers to purchase; provided that if the Additional Notes of a series are not fungible with the Notes of such series for United States federal income tax purposes, such Additional Notes will have a separate CUSIP number. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Exchange Notes,” references to the Notes of a series include any Additional Notes of such series actually issued.

Payment and Transfer

We will pay the principal of, and any premium and interest on, fully registered securities at the place or places that we will designate for such purposes. We will make payment to the persons in whose names the Notes are registered on the close of business on the day or days that we will specify in accordance with the Indenture. We will pay the principal of, and any premium on, registered Notes only against surrender of those Notes. Holders of the Notes may transfer or exchange fully registered securities at the corporate trust office of the paying agent or at any other office or agency, maintained for such purposes, without the payment of any service charge except for any tax or governmental charge.

Optional Redemption

At any time and from time to time, we will be entitled at our option to redeem the Notes of any series, in whole or in part, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below), plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of such Notes to be redeemed on the relevant record date to receive interest due on an interest payment date that is on or prior to such redemption date; provided that if we redeem any New 2030 Notes, New 2039 Notes, New 2049 Notes, New 2027 Notes, New 2031 Notes, or New 2050 Notes on or after the applicable Par Call Date (as defined below), the redemption price for such Notes to be redeemed will equal 100% of the aggregate principal amount of such Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

In determining the present values of the Remaining Scheduled Payments, the Issuer will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate (as defined below) plus:

•	35 basis points for the New 2030 Notes;

•	40 basis points for the New 2039 Notes;

•	45 basis points for the New 2049 Notes; and

•	50 basis points for the New May 2020 Notes.

Notice of any redemption of any series of the Notes in connection with a corporate transaction (including an equity offering, an incurrence of indebtedness or a Change of Control (as defined under “—Change of Control

Triggering Event”)) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person (as defined under “—Change of Control Triggering Event”).

The following terms are relevant to the determination of the redemption price:

“Remaining Scheduled Payments” means the remaining scheduled payments of the principal of and interest on the Notes (excluding accrued but unpaid interest) to the applicable Par Call Date that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to the applicable Notes, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Par Call Date” means (i) January 1, 2030 for any New 2030 Notes (the date that is three months prior to the maturity of the New 2030 Notes), (ii) April 1, 2039 for any New 2039 Notes (the date that is six months prior to the maturity of the New 2039 Notes), (iii) April 1, 2049 for any New 2049 Notes (the date that is six months prior to the maturity of the New 2049 Notes), (iv) February 15, 2027 for any New 2027 Notes (the date that is three months prior to the maturity of the New 2027 Notes), (v) December 1, 2030 for any New 2031 Notes (the date that is three months prior to the maturity of the New 2031 Notes) and (vi) December 1, 2049 for any New 2050 Notes (the date that is six months prior to the maturity of the New 2050 Notes).

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two business days prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to the maturity date or, if applicable, the Par Call Date; provided, however, that if the period from the redemption date to the maturity date, or if applicable, the Par Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection and Notice of Redemption

If less than all of the Notes of a series are to be redeemed at any time, the Trustee will select the Notes of such series for redemption (a) on a pro rata basis (or as nearly as practicable) if the Notes are represented by physical certificates or (b) by lot or such other similar method in accordance with the procedures of DTC if the Notes are represented by global certificates.

Notes of $2,000 or less will be redeemed in whole and not in part. Notices of redemption will be mailed by first-class mail to each holder of the Notes to be redeemed at its registered address, or delivered electronically, at least 30 but not more than 60 days before the redemption date, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any holder selected for redemption will not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancelation of the original Note. In the case of a Global Note (as described under “—Book-Entry Notes—Global Notes”), an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have previously or concurrently delivered an unconditional (or conditional solely with respect to the consummation of the applicable Change of Control Triggering Event) redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” holders of the Notes will have the right to require us to repurchase all or any part (equal to a minimum denomination of $2,000 and an integral multiple of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”). Pursuant to the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued but unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to deliver a notice to each holder of the Notes, electronically or by first class mail at the address of such holder appearing in the security register or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules and regulations thereunder to the extent those laws, rules and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws, rules or regulations conflict with the Change of Control provisions of the Indenture, we will be required to comply with the applicable securities laws, rules and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all Notes or portions of Notes validly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes validly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The paying agent will promptly deliver to each holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered, if any; provided that each such new Note will be in a principal amount of a minimum of $2,000 and an integral multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer with respect to any series of Notes upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all Notes of such series validly tendered and not validly withdrawn pursuant to such Change of Control Offer or (2) a notice of redemption (as described above) of all outstanding Notes of such series has, prior to or concurrently with such Change of Control Triggering Event, been given pursuant to the Indenture as described under “—Optional Redemption,” unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Notwithstanding the provisions under “—Amendments or Supplements Requiring Consent of Holders,” the provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes of a series as a result of a Change of Control Triggering Event may be waived or modified prior to the occurrence of a Change of Control Triggering Event with the written consent of the holders of a majority in principal amount of the Notes of such series then outstanding.

Our ability to pay cash to holders of the Notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

For purposes of the foregoing, the following definitions are applicable:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Below Investment Grade Rating Event” means with respect to (A) any series of the New September 2019 Notes, such Notes are rated below an Investment Grade Rating (as defined below) by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control (as defined below) until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee and the Paying Agent in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event); and (B) any series of the New May 2020 Notes, (i) the rating of such Notes is lowered by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the date of first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), and (ii) such Notes are rated below Investment Grade Rating by each of the Rating Agencies on any day during the Trigger Period; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if each of the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation, or other business combination transaction), in one or a series of related transactions, of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries taken as a whole to any Person (as defined below) or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than to the Issuer or one of its wholly owned Subsidiaries or one or more Permitted Holders (as defined below); (2) the approval by the holders of the Guarantor common stock of any plan or proposal for the liquidation or dissolution of the Guarantor (whether or not otherwise in compliance with the provisions of the Indenture); (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group (other than with respect to the New May 2020 Notes one or more Permitted Holders) becomes the beneficial owner (as defined in Rules 13d-3 (without giving effect to the proviso in clause (d)(1)(i) thereof) and 13d-5 under the Exchange Act as in effect on the original issuance date of the applicable Outstanding Notes), directly or indirectly, of more than 50% of the then-outstanding number of shares of the Guarantor’s voting stock; or (4) the Guarantor ceasing to own, directly or indirectly, 100% of the issued and outstanding shares of voting stock of the Issuer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance, or other disposition of “all or substantially all” of the properties or assets of the Guarantor and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance, or other disposition of less than all of the assets of the Guarantor and its Subsidiaries taken as a whole to another Person or Group may be uncertain.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below) and BBB – (or the equivalent) by S&P (as defined below).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Permitted Holders” means, collectively, (1) 3G Capital, Inc., and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing, (2) Berkshire Hathaway, Inc., and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing, (3) any one or more Persons, together with such Persons’ Affiliates, whose beneficial ownership constitutes or results in a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture, (4) the members of management of the Guarantor (or any parent entity of the Guarantor) or its Subsidiaries who are holders of capital stock of the Guarantor or of any parent entity of the Guarantor on the original date of issuance of the applicable Outstanding Notes, (5) any Person who is acting solely as an underwriter in connection with a public or private offering of capital stock of any parent entity of the Guarantor or the Guarantor, acting in such capacity, and (6) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Persons referred to in clauses (1) through (4) above collectively have beneficial ownership of more than 50% of the total voting power of the voting stock of the Guarantor or any of its direct or indirect parent entities held by such group.

“Person” has the meaning set forth in the Indenture and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

Consolidation, Merger or Sale

The Issuer and the Guarantor have agreed not to consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of the Issuer’s or the Guarantor’s properties and assets to any Person, unless:

(1)

the Issuer or the Guarantor, as applicable, is the continuing Person or any resulting, surviving or transferee Person (the “successor purchaser”) is an entity organized under the laws of the United States, any state of the United States or the District of Columbia;

(2)

the successor purchaser (if not the Issuer or the Guarantor, as applicable) expressly assumes by a supplemental indenture (A)(i) the due and punctual payment of the principal of, and any premium and interest on, all of the Notes (in the case of a successor purchaser to the Issuer) or (ii) the Guarantee (in the case of a successor purchase to the Guarantor) and (B) the performance of every covenant in the Indenture that the Issuer or the Guarantor, as applicable, would otherwise have to perform as if it were an original party to the Indenture;

(3)	immediately after the effective date of the transaction, no Event of Default (as defined under “—Events of Default”) has occurred and is continuing under the Indenture; and

(4)

we deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture, if applicable, comply with these provisions and that all conditions precedent provided for in the Indenture relating to such transaction shall have been complied with.

In the event that the Issuer or the Guarantor consolidates with or merges into another entity or conveys, transfers, or leases all or substantially all of the Issuer’s or the Guarantor’s properties and assets to any Person, the successor purchaser will assume all of the Issuer’s or the Guarantor’s obligations, as applicable, under the Indenture as if it were an original party to the Indenture, and the Issuer or the Guarantor, as applicable, will be discharged from all of its obligations under the Indenture. After assuming such obligations, the successor purchaser will have all of the Issuer’s or the Guarantor’s rights and powers, as applicable, under the Indenture.

For the avoidance of doubt, this covenant will not apply to transactions by and among the Issuer, the Guarantor, and their Subsidiaries.

Restrictive Covenants

The Indenture includes the following restrictive covenants:

Limitation on Liens

The Indenture limits the Liens (as defined under “—Defined Terms”) that the Guarantor and its Restricted Subsidiaries (as defined under “—Defined Terms”) may incur or otherwise create, securing indebtedness for borrowed money, upon any Principal Facility (as defined under “—Defined Terms”) or any shares of capital stock that any of the Guarantor’s Restricted Subsidiaries owning any Principal Facility has issued to the Guarantor or any of its Restricted Subsidiaries. If the Guarantor or any of its Restricted Subsidiaries incurs such Liens, then we will secure the Notes with a Lien on such Principal Facility or such capital stock to the same extent and in the same proportion as the indebtedness for borrowed money that is secured by such Liens. This covenant does not apply, however, to any of the following:

•

Liens incurred in connection with the issuance by a governmental entity, state or political subdivision of any securities the interest on which is exempt from United States federal income taxes by virtue of Section 103 of the United States Internal Revenue Code, as amended, or any other laws and regulations in effect at the time of such issuance;

•	Liens existing on (i) July 1, 2015, with respect to the New September 2019 Notes or (ii) May 18, 2020, with respect to the New May 2020 Notes;

•

Liens on property existing at the time the Guarantor or any of its Restricted Subsidiaries acquires such property or existing on property of any Person that becomes a Subsidiary at the time such Person becomes a Subsidiary, including through a merger, share exchange or consolidation, or securing the payment of all or part of the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

•

Liens securing indebtedness incurred to finance the development, construction, repair, alteration or improvement of property incurred prior to, or within 180 days after the later of, completion of development, construction, repair, alteration or improvement of such property and the commencement of full operation of such property; provided, however, that such Liens shall not apply to any other property of the Guarantor or any Restricted Subsidiary;

•

Liens in favor of a U.S. federal, state or municipal governmental entity entered into for the purposes of reducing certain tax liabilities of the Issuer or its Subsidiaries, provided that the Issuer or such Subsidiary may upon not more than 120 days’ notice obtain title from such governmental entity to such property free and clear of any Liens (other than Liens permitted by this paragraph) by paying a nominal fee or the amount of any taxes (or any portion thereof) that would have otherwise been due and payable had such transaction not been terminated, by canceling issued bonds, if any, or otherwise terminating or unwinding such transaction;

•	Liens in favor of the Guarantor or any of its Restricted Subsidiaries;

•

Liens required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a Lien permitted under the Indenture; and

•

Liens for the sole purpose of refunding, refinancing, exchanging, repaying, extending, renewing or replacing (including pursuant to any defeasance or discharge mechanism) all or part of the indebtedness secured by any Lien referred to in the previous bullet points (other than the sixth bullet point—Liens in favor of the Guarantor or any of its Restricted Subsidiaries) or in this bullet point if the extension, removal and replacement is limited to all or a part of the property secured by the original Lien.

For the avoidance of doubt, an increase in the amount of indebtedness in connection with any accrual of interest, accretion of original issue discount, payment of interest in the form of additional indebtedness with the same terms and increases in the amount of indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing indebtedness, shall not constitute an assumption, incurrence, or guarantee for the purposes of this covenant, so long as the original Liens securing such indebtedness were permitted under the Indenture.

Notwithstanding the foregoing, the Guarantor and/or any of its Restricted Subsidiaries may incur or otherwise create Liens that would otherwise be subject to the restriction described above, without securing the

Notes, if the aggregate value of all outstanding indebtedness secured by the Liens and the value of all Sale and Leaseback Transactions (as defined under “—Defined Terms”) does not, at the time of such incurrence or creation, exceed the greater of:

•	10% of the Guarantor’s Consolidated Net Tangible Assets (as defined under “—Defined Terms”); and

•	10% of the Guarantor’s Consolidated Capitalization (as defined under “—Defined Terms”).

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by the Guarantor or any Restricted Subsidiary of any Principal Facility is prohibited, unless:

•

within 180 days of the effective date of the arrangement, an amount equal to the greater of the proceeds of the Sale and Leaseback Transaction and the fair value of the property subject to the Sale and Leaseback Transaction (“value”) (as determined by the Issuer in good faith) is applied to the retirement of long-term unsubordinated indebtedness for borrowed money with more than one-year stated maturity (which may include the Notes);

•

the sum of (1) the aggregate amount of all Attributable Debt (as defined under “—Defined Terms”) then outstanding with respect to such Sale and Leaseback Transaction and (2) all Attributable Debt then outstanding under this bullet and all indebtedness secured by Liens pursuant to the third paragraph under “—Limitation on Liens” above would not, at the time such transaction is entered into, exceed the greater of 10% of the Guarantor’s Consolidated Net Tangible Assets and 10% of the Guarantor’s Consolidated Capitalization;

•

the Sale and Leaseback Transaction exists on (i) July 1, 2015, with respect to the New September 2019 Notes or (ii) May 18, 2020, with respect to the New May 2020 Notes, or at the time any Person that owns a Principal Facility becomes a Restricted Subsidiary;

•	the Sale and Leaseback Transaction is entered into solely between the Guarantor and any Subsidiary or between its Subsidiaries;

•	the Sale and Leaseback Transaction is with a governmental authority that provides financial or tax benefits; or

•	the Sale and Leaseback Transaction is entered into within 180 days after the initial acquisition of the Principal Facility subject to the Sale and Leaseback Transaction.

There are no other restrictive covenants in the Indenture. The Indenture does not require us to maintain any financial ratios or minimum levels of net worth or liquidity and does not restrict the payment of dividends or other distributions on our capital stock or the redemption or purchase of our capital stock.

Defined Terms

“Attributable Debt” means, with regard to a Sale and Leaseback Transaction with respect to a Principal Facility, an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by our board of directors); and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes then outstanding), compounded semi-annually.

“Consolidated Capitalization” means the total assets appearing on the Guarantor’s most recent available consolidated balance sheet, less:

•

current liabilities reflected on such consolidated balance sheet, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet; and

•	deferred income tax liabilities reflected in such consolidated balance sheet.

“Consolidated Net Tangible Assets” means the excess of all assets over current liabilities appearing on the Guarantor’s most recent available consolidated balance sheet, less goodwill and other intangible assets and the minority interests of third parties in Subsidiaries.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority, or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Principal Facility” means all real property owned and operated by the Guarantor or any Subsidiary located within the United States and constituting part of any manufacturing plant or distribution facility, including all attached plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts, and pipes but excluding trade fixtures (unless their removal would cause substantial damage to the manufacturing plant or distribution facility), business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property, and materials. However, no manufacturing plant or distribution facility will be a Principal Facility unless its net book value exceeds 2% of Consolidated Net Tangible Assets. As of October 31, 2020, the Guarantor and its Subsidiaries do not own any Principal Facilities.

“Restricted Subsidiary” means any Subsidiary of the Guarantor (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (b) that owns a Principal Facility.

“Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility with the intention of taking back a lease of the property, except (i) a lease for a temporary period of less than three years, including renewals, with the intent that the use by the Guarantor or any Restricted Subsidiary will be discontinued on or before the expiration of such period or (ii) a lease between the Guarantor and one or more of its Subsidiaries or between one or more Subsidiaries of the Guarantor.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, or other business entity of which more than 50% of the total voting power is at the time owned or controlled, directly or indirectly, by: (1) such Person, (2) such Person and one or more Subsidiaries of such Person, or (3) one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Guarantor.

Satisfaction and Discharge

Under the Indenture, we may discharge certain obligations to the holders of the Notes of any series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

We may terminate all of our obligations under the Indenture with respect to a series of Notes, other than the obligation to pay the principal of, and any premium and interest on, the Notes and certain other obligations, at any time by:

•

depositing money or United States government obligations with the Trustee in an amount sufficient in the opinion of an internationally recognized firm of independent public accountants to pay the principal of, and any premium and interest on, such Notes to their maturity; and

•

complying with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that holders of such Notes will not recognize income, gain, or loss for United States federal income tax purposes as a result of our defeasance.

We may terminate all of our obligations under the Indenture with respect to a series of Notes, with minor exceptions, including the obligation to pay the principal of, and any premium and interest on, the Notes, at any time by:

•

depositing money or United States government obligations with the Trustee in an amount sufficient in the opinion of an internationally recognized firm of independent public accountants to pay the principal of, and the interest and any premium on, such Notes to their maturity; and

•

complying with certain other conditions, including delivery to the Trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the United States federal tax law since the date of the Indenture, to the effect that holders of such Notes will not recognize income, gain, or loss for United States federal income tax purposes as a result of our defeasance.

We shall deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that conditions precedent with respect to such defeasance have been complied with.

Payments of Unclaimed Moneys

Moneys deposited with the Trustee or any paying agent for the payment of principal of, or any premium and interest on, any Notes that remain unclaimed for two years will be repaid to us at our written request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the Trustee or paying agent.

Amendments or Supplements Not Requiring Consent of Holders

Without the consent of any holders of the Notes, we and the Trustee may amend or supplement the Indenture or the Notes, among other things, to:

•

pledge property to the Trustee as security for the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under the Indenture;

•	reflect that another entity has succeeded the Issuer or the Guarantor and assumed the covenants and obligations of the Issuer or the Guarantor, as applicable, under the Notes and the Indenture;

•	cure any ambiguity, omission, mistake, defect, error, or inconsistency, or conform any provision to this “Description of the Exchange Notes”;

•	reduce the minimum denomination of the Notes;

•	make any other provisions necessary or desirable, as long as the interests of the holders of the Notes are not adversely affected in any material respect;

•	issue and establish the form and terms of any series of Additional Notes as provided in the Indenture;

•

add further covenants or provide for guarantees for the benefit of the holders of the Notes or surrender any right or power therein conferred upon the Issuer, the Guarantor or any Subsidiary, and if any such added covenants are for the benefit of less than all series of Notes, stating which series are entitled to benefit therefrom;

•	add any additional event of default and, if the added event of default is for the benefit of less than all series of Notes, stating to which series it applies;

•	change the Trustee or provide for an additional trustee;

•	provide additional provisions for bearer notes so long as the action does not adversely affect the interests of holders of any of the Notes in any material respect; or

•	modify the Indenture in order to continue its qualification under the TIA, or as may be necessary or desirable in accordance with amendments to the TIA.

A supplemental indenture that modifies or eliminates a provision intended to benefit the holders of one series of Notes will not affect the rights under the Indenture of holders of other series of Notes.

Amendments or Supplements Requiring Consent of Holders

With the consent of the holders of a majority in principal amount of each series of Notes that would be affected by a modification of the Indenture or the Notes, we and the Trustee may supplement the Indenture or the Notes or modify in any way the terms of the Indenture, the Notes or the rights of the holders of the Notes of such series. However, without the consent of each holder of all of the Notes affected by that modification, we and the Trustee may not:

•	modify the maturity date of, or reduce the principal of, or premium on, or change the stated final maturity of, any Note;

•	reduce the rate of or change the time for payment of interest on any Note;

•	reduce or alter the method of computation of any amount payable upon redemption, repayment, or purchase of any Note by us, or the time when the redemption, repayment, or purchase may be made;

•	make the principal or interest on any Note payable in a currency other than that stated in the Note or change the place of payment;

•	impair any right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates thereof;

•	reduce the right of any holder of the Notes to sue for the enforcement of payment of the principal or interest on or with respect to such holder’s Notes;

•	make any change in the ranking or priority of any Note that would adversely affect the holders of the Notes; or

•	reduce the percentage in principal amount of the outstanding Notes of any series required to supplement or modify the Indenture or to waive any of its provisions.

A supplemental indenture that modifies or eliminates a provision intended to benefit the holders of one series of Notes will not affect the rights under the Indenture of holders of other series of Notes.

Waivers Under the Indenture

Under the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of any series, may on behalf of all holders of that series:

•	waive our compliance with certain covenants in the Indenture; or

•

waive any past default under the Indenture, except (i) a default in the payment of the principal of, or any premium or interest on, any Notes of such series; and (ii) a default under any provision of the Indenture that itself cannot be modified without the consent of the holders of each affected Note of such series.

Events of Default

When we use the term “Event of Default” in the Indenture with respect to a particular series of the Notes, we mean any of the following:

•	we fail to pay interest on any Note of that series for 30 days after payment was due;

•	we fail to make payment of the principal of, or any premium on, any Note of that series when due;

•

we fail to perform any other covenant or warranty in the Indenture and this failure continues unremedied for 90 days after we receive written notice of it from the Trustee or holders of 25% in principal amount of the outstanding Notes of that series; or

•	we file for bankruptcy, or certain other events of bankruptcy, insolvency, or reorganization specified in the Indenture occur.

A default with respect to a single series of Notes under the Indenture will not necessarily constitute a default with respect to any other series of Notes issued under the Indenture. A default under our other indebtedness will not be a default under the Indenture. The Trustee may withhold notice to the holders of the Notes of any default, except for defaults that involve our failure to pay principal or interest, if it determines in good faith that the withholding of notice is in the interest of the holders.

If an Event of Default for any series of Notes occurs and continues (other than an Event of Default involving our bankruptcy, insolvency, or reorganization), either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes of the affected series may require us, upon notice in writing to us, to immediately repay the entire principal of all of the Notes of such series, including accrued interest thereon.

If an Event of Default occurs that involves our bankruptcy, insolvency, or reorganization, then all unpaid principal amounts and accrued interest on all of the Notes of each series will immediately become due and payable, without any action by the Trustee or any holder of the Notes.

Subject to certain conditions, the holders of a majority in principal amount of the outstanding Notes of a series may rescind and annul a declaration of acceleration with respect to such series if all Events of Default, other than the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived.

Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the written request, order or direction of any holders of the Notes, unless such holders offer the Trustee an indemnity satisfactory to it. The holders of a majority in principal amount outstanding of any series of Notes may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for the Notes of such series. Except to enforce the right to receive payment of principal or interest when due, no holder of Notes may pursue any remedy with respect to the Indenture or the Notes of the applicable series unless: (1) such holder has previously given the Trustee written notice that an Event of Default is continuing; (2) holders of at least 25% in principal amount of the outstanding Notes of such series have requested in writing that the Trustee pursue the remedy; (3) such holders have offered in writing to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, or expense; (4) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and (5) the holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a written direction that is inconsistent with such request within such 60-day period.

The Indenture requires us to file each year with the Trustee an officer’s certificate as to the absence of a default under the Indenture.

Reports

The Indenture requires the Guarantor to file with the Trustee, within 15 days after the Guarantor files the same with the SEC, copies of the annual reports and of the information, documents, and other reports that, if it is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, it files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Guarantor is not required to file with the SEC information, documents, or reports pursuant to either Section 13 or 15(d) of the Exchange Act, then the Indenture will require the Guarantor to file with the Trustee and the SEC such reports, if any, as may be prescribed by the SEC pursuant to Section 314(a) of the Trust Indenture Act, within 15 days after the Guarantor files the same with the SEC.

For purposes of this covenant, the Guarantor will be deemed to have filed such information, documents, and reports with the Trustee and the holders of the Notes when such information, documents, and reports are filed with the SEC via the EDGAR filing system (or any successor system), it being understood that the Trustee shall have no responsibility to determine if such filings have been made.

Notwithstanding anything to the contrary set forth above, if any parent entity of the Guarantor has filed with the SEC the information described in the preceding paragraphs with respect to such parent entity of the Guarantor, the Guarantor shall be deemed to be in compliance with the provisions of this covenant; provided that, if such parent entity has material assets or operations other than those that are owned or operated by the Guarantor and its Subsidiaries, then such parent entity will provide to the Trustee and the holders of the Notes financial information that explains in reasonable detail the differences between the information relating to such parent entity, on the one hand, and the information relating to the Guarantor and its Subsidiaries, on the other hand.

Reports by the Guarantor delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officer’s certificates).

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, or stockholder of the Issuer or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer under the Notes (including the Additional Notes), the Guarantee, and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to holders of the Notes will be sent by mail or electronically delivered to the registered holders of the Notes.

Concerning the Trustee, Registrar and Paying Agent

Deutsche Bank Trust Company Americas is the Trustee, registrar and paying agent under the Indenture. Deutsche Bank Trust Company Americas has performed and will perform other services for us and certain of our Subsidiaries in the normal course of its business.

Governing Law

The Indenture is, and the Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Notes

Global Notes

The Notes will be offered and exchanged in principal amounts of a minimum of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the Notes in the form of one or more permanent global notes in fully registered, book-entry form, which we refer to as the “Global Notes.”

Each such Global Note will be deposited with, or on behalf of, DTC, or any successor thereto, as depositary (the “Depositary”), and registered in the name of Cede & Co. (DTC’s partnership nominee).

Beneficial interests in the Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below. Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depositary to a nominee of such Depositary.

Book-Entry Procedures for the Global Notes

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provision of Section 17A of the Exchange Act.

•

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates post-trade settlement among its Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between accounts of the Direct Participants. This eliminates the need for physical movement of securities certificates.

•	Direct Participants in DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•

DTC is a wholly owned Subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated Subsidiaries.

•

Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

•	The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of the Notes under DTC’s book-entry system must be made by or through Direct Participants, which will receive a credit for the Notes on the records of DTC. The ownership interest of each actual purchaser of the Notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Global Notes will be effected only through entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Global Notes, except in the event that use of the book-entry system for the Notes is discontinued. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Notes.

To facilitate subsequent transfers, all Global Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Global Notes with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as DTC or its nominee is the registered owner and holder of Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under the Indenture. Except as described below, beneficial owners of interests in the Global Notes will not be entitled to have book-entry notes represented by the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a Direct or Indirect Participant, on the procedures of the Direct or Indirect Participants through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the Notes desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the Direct Participants holding the relevant beneficial interests to give or take the action, and those Direct or any Indirect Participants would authorize beneficial owners owning through those Direct or Indirect Participants to give or to take the action or would otherwise act upon the instructions of beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and/or Indirect Participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Money Market Instrument (MMI) Procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of principal of and interest on the Notes and redemption proceeds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the Global Notes. Neither we, the Trustee, nor any other agent of ours or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We believe, however, that it is currently the policy of DTC to credit the accounts of the Direct Participants upon DTC’s receipt of funds and corresponding detail information from us or our agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Direct or Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the Direct or Indirect Participants subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of and interest on the Notes and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of Direct and Indirect Participants.

A beneficial owner shall give notice to elect to have its Notes purchased or tendered, through its Direct or Indirect Participant, to the tender agent, and shall effect delivery of such Notes by causing the Direct Participant to transfer the Direct Participant’s interest in the Notes, on DTC’s records, to the tender agent. The requirement for physical delivery of Notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Notes to the tender agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not appointed, physical notes are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, physical certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the Trustee take any responsibility or liability for the accuracy thereof.

Certificated Notes

The Notes will not be issued in definitive form except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the Global Notes or DTC ceases to be a clearing system registered under the Exchange Act, and in each case a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or on becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by such Global Notes upon delivery of such Global Notes for cancellation.

Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between the Direct or Indirect Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations relating to the exchange of Outstanding Notes for Exchange Notes in the exchange offer. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the United States federal income tax considerations discussed below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary applies only to holders who acquired Outstanding Notes at original issue for cash and who hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary is general in nature and does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States subject to section 877 of the Code, entities subject to the anti-inversion rules and taxpayers subject to the alternative minimum tax. This summary also does not discuss notes held as part of a hedge, straddle, synthetic security or conversion transaction, or situations in which the “functional currency” of holders is not the United States dollar. Moreover, the effect of any applicable federal estate or gift, state, local or non-United States tax laws is not discussed.

In the case of a beneficial owner of notes that is classified as a partnership for United States federal income tax purposes, the tax treatment of notes to a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner in a partnership holding Outstanding Notes, then you should consult your tax advisor.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering an exchange of Outstanding Notes for Exchange Notes in the exchange offer or an investment in the Exchange Notes should consult their tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the federal estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

Consequences of Tendering Outstanding Notes

The exchange of your Outstanding Notes for Exchange Notes in the exchange offer will not constitute a taxable exchange for United States federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Outstanding Notes. Accordingly, the exchange offer will have no United States federal income tax consequences to you if you exchange your Outstanding Notes for Exchange Notes. You will have the same adjusted tax basis and holding period in the Exchange Notes as you had in the Outstanding Notes immediately before the exchange offer. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes will be the same as those applicable to your Outstanding Notes.

The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Outstanding Notes for Exchange Notes, including the applicability and effect of any state, local, or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes if the Outstanding Notes were acquired as a result of market-making activities or other trading activities.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions; or

•	through the writing of options on the Exchange Notes or a combination of such methods of resale.

These resales may be made:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. An “underwriter” within the meaning of the Securities Act includes:

•	any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer; or

•	any broker or dealer that participates in a distribution of such Exchange Notes.

Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of not less than 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

Certain legal matters relating to the validity of the Exchange Notes will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain matters involving the laws of Pennsylvania will be passed upon for us by McGuireWoods LLP, our Pennsylvania counsel.

EXPERTS

The financial statements incorporated in this Prospectus by reference to The Kraft Heinz Company’s Current Report on Form 8-K dated November 13, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of The Kraft Heinz Company for the year ended December 28, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$6,500,000,000

Exchange Offer:

New 3.750% Senior Notes due 2030            for             3.750% Senior Notes due 2030

New 4.625% Senior Notes due 2039            for             4.625% Senior Notes due 2039

New 4.875% Senior Notes due 2049            for             4.875% Senior Notes due 2049

New 3.875% Senior Notes due 2027            for             3.875% Senior Notes due 2027

New 4.250% Senior Notes due 2031            for             4.250% Senior Notes due 2031

New 5.500% Senior Notes due 2050            for            5.500% Senior Notes due 2050

This exchange offer will expire at 5:00 P.M., New York City time,

on             , 2020, unless extended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware

The Guarantor (as defined below) is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that indemnification is limited to expenses (including attorney’s fees) and no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) that he or she actually and reasonably incurred in connection therewith.

The Certificate of Incorporation of The Kraft Heinz Company, a Delaware corporation (the “Guarantor”), contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the Guarantor’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Guarantor or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Guarantor maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Guarantor may indemnify and hold harmless each present and former director and officer of the Issuer against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses in advance of the final disposition), judgments, fines and amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the fact that such person is or was a director or officer, to the fullest extent permitted under applicable law.

Pennsylvania

Kraft Heinz Foods Company (the “Issuer”) is a limited liability company organized under the laws of the Commonwealth of Pennsylvania. Section 8848 of the Pennsylvania Uniform Limited Liability Company Act of 2016 provides that a limited liability company shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of sections 8845 (relating to limitations on distribution), 8847 (relating to rules for member or manager managed limited liability companies), 8849.1 (relating to standards of conduct for members), or 8849.2 (standards of conduct for managers). The statute provides that indemnification shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to constitute recklessness, willful misconduct, or a knowing violation of law. Section 8848 also provides that a limited liability company may advance expenses, including attorney fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager, if the person promises to repay the company if the person ultimately is determined not to be entitled to be indemnified.

The Issuer’s operating agreement, dated as of July 1, 2017, (the “Operating Agreement”), provides that, except as may be limited by law, it shall indemnify each present and former officer, director, or manager, or any person serving at the request of the Issuer as a director, manager, officer, employee or other agent of another organization (for purposes of this paragraph, each an “indemnified party”) against all expenses incurred by such indemnified party in connection with any proceeding in which the indemnified party is involved as a result of serving in such capacity, provided, however, that no indemnification shall be provided for an indemnified party regarding any matter as to which it shall be finally determined (a) that the indemnified party did not act in good faith and in the reasonable belief that such indemnified party’s action was in the best interests of the Issuer or (b) with respect to a criminal matter, that the indemnified party had reasonable cause to believe that its conduct was unlawful. Subject to these limitations, the Issuer may provide indemnification with respect to a proceeding in which it is claimed that an indemnified party received an improper personal benefit by reason of his or her position, regardless of whether the claim arises out of the indemnified party’s service in such capacity, except for matters as to which it is finally determined that an improper personal benefit was received by the indemnified party. The Operating Agreement also provides that except as limited by law, expenses incurred by an indemnified party in defending any proceeding may be paid by the Issuer to the indemnified party in advance of final disposition of the proceeding. The Issuer may require that such indemnified party execute a written undertaking to repay the amount of any advance if the indemnified party is determined or adjudicated to be ineligible for indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

EXHIBIT NO.	DESCRIPTION
2.1	Separation and Distribution Agreement between Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) and Kraft Foods Group, Inc., dated as of September 27, 2012 (incorporated by reference to Exhibit 2.1 of Amendment No. 1 to Kraft Foods Group, Inc.’s Registration Statement on Form S-4 (File No. 333-184314), filed on October 26, 2012).

2.2	Canadian Asset Transfer Agreement between Mondelēz Canada Inc. and Kraft Canada Inc., dated as of September 29, 2012 (incorporated by reference to Exhibit 2.2 of Amendment No. 2 to Kraft Foods Group, Inc.’s Registration Statement on Form S-4 (File No. 333-184314), filed on December 4, 2012).

2.3	Master Ownership and License Agreement Regarding Patents, Trade Secrets and Related Intellectual Property between Kraft Foods Global Brands LLC, Kraft Foods Group Brands LLC, Kraft Foods UK Ltd. and Kraft Foods R&D Inc., dated as of October 1, 2012 (incorporated by reference to Exhibit 2.3 of Amendment No. 2 to Kraft Foods Group, Inc.’s Registration Statement on Form S-4 (File No. 333-184314), filed on December 4, 2012).

2.4	Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property between Kraft Foods Global Brands LLC and Kraft Foods Group Brands LLC., dated as of September 27, 2012 (incorporated by reference to Exhibit 2.4 of Amendment No. 2 to Kraft Foods Group, Inc.’s Registration Statement on Form S-4 (File No. 333-184314), filed on December 4, 2012).

2.5	Agreement and Plan of Merger, dated as of March 24, 2015, by and among H.J. Heinz Holding Corporation, Kite Merger Sub Corp., Kite Merger Sub LLC and Kraft Foods Group, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Registration Statement on Form S-4 (File No. 333-203364), filed on April 10, 2015).

2.6	First Amendment to the Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property, by and between Intercontinental Great Brands LLC and Kraft Foods Group Brands LLC, effective as of July 15, 2013 (incorporated by reference to Exhibit 2.2 of Kraft Foods Group, Inc.’s Quarterly Report on Form 10-Q (File No. 1-35491), filed on April 28, 2015).

2.7	Second Amendment to the Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property, by and between Intercontinental Great Brands LLC and Kraft Foods Group Brands LLC, effective as of October 1, 2014 (incorporated by reference to Exhibit 2.3 of Kraft Foods Group, Inc.’s Quarterly Report on Form 10-Q (File No. 1-35491), filed on April 28, 2015).

2.8	Amendment to the Master Ownership and License Agreement regarding Trademarks and Related Intellectual Property, by and between Intercontinental Great Brands LLC and Kraft Foods Group Brands LLC, effective as of September 28, 2016 (incorporated by reference to Exhibit 2.1 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on August 4, 2017).

2.9	Addendum to Master Ownership and License Agreement Regarding Patents, Trade Secrets, and Related Intellectual Property, by and between Intercontinental Great Brands LLC, Mondelēz UK LTD, Kraft Foods R&D Inc., and Kraft Foods Group Brands LLC, dated as of May 9, 2017 (incorporated by reference to Exhibit 2.2 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on August 4, 2017).

2.10	Fourth Amendment to the Master Ownership and License Agreement regarding Trademarks and Related Intellectual Property, by and between Intercontinental Great Brands LLC and Kraft Foods Group Brands LLC, effective as of September 28, 2018 (incorporated by reference to Exhibit 2.10 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (File No. 1-37482), filed on February 14, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

3.2	Amended and Restated By-laws of The Kraft Heinz Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on October 27, 2017).

3.3	Certificate of Retirement of Series A Preferred Stock of The Kraft Heinz Company dated June 7, 2016 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on June 7, 2016).

4.1	Amended and Restated Registration Rights Agreement, dated as of July 2, 2015, by and among the Company, 3G Global Food Holdings LP and Berkshire Hathaway Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

4.2	Indenture dated as of July 1, 2015, governing debt securities by and among H. J. Heinz Company, as issuer, H.J. Heinz Holding Corporation, as guarantor, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.3	First Supplemental Indenture dated as of July 1, 2015, governing the 2.000% Senior Notes due 2023, by and among H. J. Heinz Company, as issuer, H.J. Heinz Holding Corporation, as guarantor, Wells Fargo Bank, National Association, as trustee, and Société Générale Bank & Trust, as paying agent, security registrar, and transfer agent (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.4	Second Supplemental Indenture dated as of July 1, 2015, governing the 4.125% Senior Notes due 2027, by and among H. J. Heinz Company, as issuer, H.J. Heinz Holding Corporation, as guarantor, Wells Fargo Bank, National Association, as trustee, and Société Générale Bank & Trust, as paying agent, security registrar, and transfer agent (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.5	Third Supplemental Indenture dated as of July 2, 2015, governing the 1.60% Senior Notes due 2017, the 2.00% Senior Notes due 2018, the 2.80% Senior Notes due 2020, the 3.50% Senior Notes due 2022, the 3.95% Senior Notes due 2025, the 5.00% Senior Notes due 2035 and the 5.20% Senior Notes due 2045, by and among H. J. Heinz Company, as issuer, H.J. Heinz Holding Corporation, as guarantor, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.6	Indenture dated as of July 6, 2015, governing debt securities by and among Kraft Canada Inc., as issuer, The Kraft Heinz Company and Kraft Heinz Foods Company, as guarantors, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.9 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.7	Second Supplemental Indenture dated as of July 6, 2015, governing the Floating Rate Senior Notes due 2020, by and among Kraft Canada Inc., as issuer, The Kraft Heinz Company and Kraft Heinz Foods Company, as guarantors, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.12 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.8	Third Supplemental Indenture dated as of July 6, 2015, governing the 2.70% Senior Notes due 2020, by and among Kraft Canada Inc., as issuer, The Kraft Heinz Company and Kraft Heinz Foods Company, as guarantors, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.14 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.9	Form of the 2.70% Senior Notes due 2020 (included in Exhibit 4.8).

4.10	Guarantee Agreement dated as of July 6, 2015, by and among The Kraft Heinz Company and Kraft Heinz Foods Company, as guarantors, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.16 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.11	Indenture by and between Kraft Foods Group, Inc. and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012 (incorporated by reference to Exhibit 10.4 to Kraft Foods Group, Inc.’s Registration Statement on Form 10 (File No. 1-35491), filed on June 21, 2012).

4.12	Supplemental Indenture No. 1 by and between Kraft Foods Group, Inc., Mondelēz International, Inc. (formerly known as Kraft Foods Inc.), as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012 (incorporated by reference to Exhibit 10.5 of Kraft Foods Group, Inc.’s Registration Statement on Form 10 (File No. 1-35491), filed on June 21, 2012).

4.13	Supplemental Indenture No. 2 by and between Kraft Foods Group, Inc., Mondelēz International, Inc. (formerly known as Kraft Foods Inc.), as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of July 18, 2012 (incorporated by reference to Exhibit 10.27 of Kraft Foods Group, Inc.’s Registration Statement on Form 10 (File No. 1-35491), filed on August 6, 2012).

4.14	Supplemental Indenture No. 3 dated as of July 2, 2015, governing the 2.250% Notes due 2017, 6.125% Notes due 2018, 5.375% Notes due 2020, 3.500% Notes due 2022, 6.875% Notes due 2039, 6.500% Notes due 2040 and 5.000% Notes due 2042, by and among Kraft Foods Group, Inc., as issuer, H. J. Heinz Company, as successor, H.J. Heinz Holding Corporation, as parent guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.17 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.15	Third Supplemental Indenture dated July 2, 2015, governing the 6.75% Debentures due 2032 and 7.125% Debentures due 2039 by and among H.J. Heinz Holding Corporation, H. J. Heinz Company and The Bank of New York Mellon (as successor trustee to Bank One, National Association) (incorporated by reference to Exhibit 4.18 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.16	Third Supplemental Indenture dated July 2, 2015, governing the 6.375% Debentures due 2028 by and among H.J. Heinz Holding Corporation, H. J. Heinz Company and The Bank of New York Mellon (as successor trustee to Bank One, National Association) (incorporated by reference to Exhibit 4.19 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.17	Indenture among H. J. Heinz Corporation II, H. J. Heinz Finance Company, and The Bank of New York Mellon (as successor trustee) dated as of July 6, 2001 governing the 6.75% Guaranteed Notes due 2032 and the 7.125% Guaranteed Notes due 2039 (incorporated herein by reference to Exhibit 4(c) of H. J. Heinz Company’s Annual Report on Form 10-K for the fiscal year ended May 1, 2002 (File No. 1-3385), filed on July 30, 2002).

4.18	Indenture among H. J. Heinz Company and MUFG Union Bank, N.A. (as successor trustee) dated as of July 15, 2008 governing the 2.000% Notes due 2016, the 3.125% Notes due 2021, the 1.50% Notes due 2017, and the 2.85% Notes due 2022 (incorporated herein by reference to Exhibit 4(d) of H. J. Heinz Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2009 (File No. 1-3385), filed on June 17, 2009).

4.19	Supplemental Indenture No. 4, dated as of November 11, 2015, to the Indenture, by and between Kraft Foods Group, Inc. and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012 (incorporated by reference to Exhibit 4.21 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016 (File No. 1-37482), filed on March 3, 2016).

4.20	Second Lien Security Agreement, dated as of June 7, 2013, by and among Hawk Acquisition Intermediate Corporation II, and certain of its subsidiaries, collectively, as the Initial Grantors, and Wells Fargo Bank, National Association, as Collateral Agent (incorporated by reference to Exhibit 10.6 of H. J. Heinz Company’s Current Report on Form 8-K (File No. 1-3385), dated June 13, 2013).

4.21	Second Lien Intellectual Property Security Agreement, dated June 7, 2013 by the persons listed on the signature pages thereof in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (incorporated by reference to Exhibit 10.7 of H. J. Heinz Company’s Current Report on Form 8-K (File No. 1-3385), dated June 13, 2013).

4.22	Indenture dated as of January 30, 2015, by and among H. J. Heinz Corporation II, the Guarantors party hereto, Wells Fargo Bank, National Association, as Collateral Agent and MUFG Union Bank, N.A. as Trustee, relating to H. J. Heinz Corporation II’s $2,000,000,000 4.875% Second Lien Senior Secured Notes due 2025 (incorporated by reference to Exhibit 4.1 of H. J. Heinz Corporation II’s Current Report on Form 8-K (File No. 444-194441), dated February 5, 2015).

4.23	Indenture by and between H. J. Heinz Company (as successor issuer), and The Bank of New York Mellon (as successor trustee) dated as of July 15, 1992 (incorporated by reference to Exhibit 4(a) of H. J. Heinz Company’s Registration Statement on Form S-3 (File No. 333-48017), filed on March 16, 1998).

4.24	Fourth Supplemental Indenture, dated as of May 24, 2016, governing the 3.000% Senior Notes due 2026 and the 4.375% Senior Notes due 2046, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on May 25, 2016).

4.25	Form of the 3.000% Senior Notes due 2026 and the 4.375% Senior Notes due 2046 (included in Exhibit 4.24).

4.26	Fifth Supplemental Indenture, dated as of May 25, 2016, governing the 1.500% Senior Notes due 2024 and the 2.250% Senior Notes due 2028, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, paying agent, security registrar, and transfer agent (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on May 25, 2016).

4.27	Form of the 1.500% Senior Notes due 2024 and the 2.250% Senior Notes due 2028 (included in Exhibit 4.26).

4.28	Sixth Supplemental Indenture, dated as of August 10, 2017, governing the Floating Rate Senior Notes due 2019, the Floating Rate Senior Notes due 2021 and the Floating Rate Senior Notes due 2022, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on August 10, 2017).

4.29	Form of the Floating Rate Senior Notes due 2019, the Floating Rate Senior Notes due 2021 and the Floating Rate Senior Notes due 2022 (included in Exhibit 4.28).

4.30	Seventh Supplemental Indenture, dated as of June 15, 2018, governing the 3.375% Senior Notes due 2021, the 4.000% Senior Notes due 2023 and the 4.625% Senior Notes due 2029, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on June 15, 2018).

4.31	Form of the 3.375% Senior Notes due 2021, the 4.000% Senior Notes due 2023 and the 4.625% Senior Notes due 2029 (included in Exhibit 4.30).

4.32	Description of Kraft Heinz Securities registered under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.32 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (File No. 1-37482), filed on June 7, 2019).

4.33	Eighth Supplemental Indenture, dated as of September 25, 2019, governing the 3.750% Senior Notes due 2030, the 4.625% Senior Notes due 2039 and the 4.875% Senior Notes due 2049, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on September 25, 2019).

4.34	Form of the 3.750% Senior Notes due 2030, the 4.625% Senior Notes due 2039 and the 4.875% Senior Notes due 2049 (included in Exhibit 4.33).

4.35	Registration Rights Agreement, dated as of September 25, 2019, by and among Kraft Heinz Foods Company, a Pennsylvania limited liability company, The Kraft Heinz Company, a Delaware corporation, as guarantor, and BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on September 25, 2019).

4.36	Ninth Supplemental Indenture, dated as of May 18, 2020, governing the 3.875% Senior Notes due 2027, the 4.250% Senior Notes due 2031 and the 5.500% Senior Notes due 2050, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on May 18, 2020).

4.37	Form of the 3.875% Senior Notes due 2027, the 4.250% Senior Notes due 2031 and the 5.500% Senior Notes due 2050 (included in Exhibit 4.36).

4.38	Registration Rights Agreement, dated as of May 18, 2020, by and among Kraft Heinz Foods Company, a Pennsylvania limited liability company, The Kraft Heinz Company, a Delaware corporation, as guarantor, and J.P. Morgan Securities LLC, as representative of the Initial Purchasers (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on May 18, 2020).

5.1*	Opinion of Kirkland & Ellis LLP.

5.2*	Opinion of McGuireWoods LLP, as to matters of Pennsylvania law.

10.1	Tax Sharing and Indemnity Agreement by and between Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) and Kraft Foods Group, Inc., dated as of September 27, 2012 (incorporated by reference to Exhibit 10.3 of Amendment No. 1 to Kraft Foods Group, Inc.’s Registration Statement on Form S-4 (File No. 333-184314), filed on October 26, 2012).

10.2	Form of (Kraft Foods Group, Inc.) Global Stock Option Award Agreement (incorporated by reference to Exhibit 10.1 of Kraft Foods Group, Inc.’s Quarterly Report on Form 10-Q (File No. 333-35491), filed on May 2, 2014).+

10.3	Form of (Kraft Foods Group, Inc.) Global Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 of Kraft Foods Group, Inc.’s Quarterly Report on Form 10-Q (File No. 333-35491) filed on May 2, 2014).+

10.4	H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of Amendment No. 4 to H.J. Heinz Holding Corporation’s Registration Statement on Form S-4 (File No. 333-203364), filed on May 29, 2015).+

10.5	Amendment, effective July 2, 2015 to the H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016 (File No. 1-37482), filed on March 3, 2016).+

10.6	Form of H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 of Amendment No. 4 to H.J. Heinz Holding Corporation’s Registration Statement on Form S-4 (File No. 333-203364), filed on May 29, 2015).+

10.7	Kraft Foods Group, Inc. Deferred Compensation Plan For Non-Management Directors (incorporated by reference to Exhibit 4.3 of Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183867) filed on September 12, 2012).+

10.8	Kraft Foods Group, Inc. 2012 Performance Incentive Plan (incorporated by reference to Exhibit 4.3 of Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183868) filed on September 12, 2012).+

10.9	Settlement Agreement, dated June 22, 2015, between Mondelēz International, Inc. and Kraft Foods Group, Inc. (incorporated by reference to Exhibit 10.1 of Kraft Foods Group, Inc.’s Current Report on Form 8-K (File No. 1-35491), filed on June 24, 2015).

10.10	Subscription Agreement, dated as of June 30, 2015, by and among H.J. Heinz Holding Corporation, 3G Global Food Holdings LP and Berkshire Hathaway Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

10.11	Credit Agreement dated as of July 6, 2015, by and among Kraft Heinz Foods Company (formerly known as H. J. Heinz Company), The Kraft Heinz Company (formerly known as H.J. Heinz Holding Corporation), the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Europe Limited, as London Agent (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

10.12	First Amendment to Credit Agreement, entered into as of May 4, 2016, to the Credit Agreement dated as of July 6, 2015, by and among The Kraft Heinz Company, Kraft Heinz Foods Company, the banks, financial institutions and other institutional lenders party thereto, the issuing banks, JPMorgan Chase Bank, N.A., as Administrative Agent and J.P. Morgan Europe Limited, as London agent for the lenders (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on May 6, 2016).

10.13	The Kraft Heinz Company 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on May 5, 2016).+

10.14	Form of Amended and Restated The Kraft Heinz Company 2016 Omnibus Incentive Plan Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.15 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (File No. 1-37482), filed on June 7, 2019).+

10.15	Form of Amended and Restated The Kraft Heinz Company 2016 Omnibus Incentive Plan Matching Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.16 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (File No. 1-37482), filed on June 7, 2019).+

10.16	Form of Amended and Restated The Kraft Heinz Company 2016 Omnibus Incentive Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.17 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (File No. 1-37482), filed on June 7, 2019).+

10.17	Form of Amended and Restated The Kraft Heinz Company 2016 Omnibus Incentive Plan 2017 Performance Share Award Notice (incorporated by reference to Exhibit 10.18 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (File No. 1-37482), filed on June 7, 2019).+

10.18	Form of Amended and Restated The Kraft Heinz Company 2016 Omnibus Incentive Plan 2018 Performance Share Award Notice (incorporated by reference to Exhibit 10.19 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018 (File No. 1-37482), filed on June 7, 2019).+

10.19	Second Amendment to Credit Agreement, entered into as of June 15, 2018, to the Credit Agreement dated as of July 6, 2015, by and among The Kraft Heinz Company, Kraft Heinz Foods Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London agent for the Lenders (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on June 15, 2018).

10.20	Separation Agreement and General Release, dated as of June 25, 2019, by and between The Kraft Heinz Company and Bernardo Hees (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on August 13, 2019).+

10.21	Addendum to Separation Agreement and General Release, dated as of June 30, 2019, by and between The Kraft Heinz Company and Bernardo Hees (incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on August 13, 2019).+

10.22	Offer of Employment Letter, dated as of July 1, 2019, by and between The Kraft Heinz Company and Miguel Patricio (incorporated by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on August 13, 2019).+

10.23	Offer of Continued Employment Letter, dated as of September 6, 2019, by and between The Kraft Heinz Company and George Zoghbi (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on October 31, 2019).+

10.24	Separation Agreement and General Release, dated as of December 20, 2019, by and between The Kraft Heinz Company and David Knopf (incorporated by reference to Exhibit 10.24 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (File No. 1-37482), filed on February 14, 2020).+

10.25	Form of Amended and Restated The Kraft Heinz Company 2016 Omnibus Incentive Plan Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on October 31, 2019).+

10.26	Form of Amended and Restated The Kraft Heinz Company 2016 Omnibus Incentive Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on October 31, 2019).+

10.27	Form of Amended and Restated The Kraft Heinz Company 2016 Omnibus Incentive Plan 2019 Performance Share Award Notice (incorporated by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on October 31, 2019).+

10.28	Extension Letter Agreement, entered into as of March 23, 2020, with respect to the Credit Agreement dated as of July 6, 2015 (as amended, supplemented or otherwise modified from time to time), by and among the Company, Kraft Heinz, the banks, financial institutions and other institutional lenders party thereto, the Issuing Banks, JPMorgan Chase Bank, N.A., as Administrative Agent and J.P. Morgan Europe Limited, as London agent for the Lenders (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on March 24, 2020).

10.29	The Kraft Heinz Company 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 (File No. 333-238073), filed on May 7, 2020).

10.30	Form of The Kraft Heinz Company 2020 Omnibus Incentive Plan Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on July 31, 2020).

10.31	Form of The Kraft Heinz Company 2020 Omnibus Incentive Plan Performance Share Award Notice (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on July 31, 2020).

10.32	Form of The Kraft Heinz Company 2020 Omnibus Incentive Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on July 31, 2020).

10.33	Form of The Kraft Heinz Company 2020 Omnibus Incentive Plan Restricted Stock Unit Award Agreement for Bands B02-B09 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on July 31, 2020).

10.34	Form of The Kraft Heinz Company 2020 Omnibus Incentive Plan Matching Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on July 31, 2020).

21.1	List of subsidiaries of The Kraft Heinz Company (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (File No. 1-37482), filed on February 14, 2020).

22.1	List of Guarantor Subsidiaries (incorporated by reference to Exhibit 22.1 to the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on July 31, 2020).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3*	Consent of McGuireWoods LLP (included in Exhibit 5.2).

24.1*	Power of Attorney (included on the applicable signature page to this registration statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Indenture.

99.1*	Letter of Transmittal

+	Indicates a management contract or compensatory plan or arrangement.
*	Filed herewith.

(b) Financial Statement Schedules

Financial schedules are omitted because they are not applicable or the information is incorporated herein by reference.

ITEM 22. UNDERTAKINGS

(1)	The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(2)

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5)

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 9, 2020.

KRAFT HEINZ FOODS COMPANY
Registrant

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 9, 2020 in the capacities indicated below on behalf of Kraft Heinz Foods Company.

By:	/s/ Miguel Patricio
Name:	Miguel Patricio
Title:	Manager

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	Manager

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 9, 2020.

THE KRAFT HEINZ COMPANY
Registrant

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	Global Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Paulo Basilio and Miguel Patricio, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of The Kraft Heinz Company.

Name	Title	Date

/s/ Miguel Patricio Miguel Patricio	Chief Executive Officer (Principal Executive Officer)	December 9, 2020

/s/ Paulo Basilio Paulo Basilio	Global Chief Financial Officer (Principal Financial Officer)	December 9, 2020

/s/ Vince Garlati Vince Garlati	Vice President, Global Controller (Principal Accounting Officer)	December 9, 2020

/s/ Alexandre Behring Alexandre Behring	Chairman of the Board	December 9, 2020

/s/ John T. Cahill John T. Cahill	Vice Chairman of the Board	December 9, 2020

/s/ Gregory E. Abel Gregory E. Abel	Director	December 9, 2020

/s/ Joao M. Castro-Neves Joao M. Castro-Neves	Director	December 9, 2020

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Name	Title	Date

/s/ Timothy Kenesey Timothy Kenesey	Director	December 9, 2020

/s/ Jorge Paulo Lemann Jorge Paulo Lemann	Director	December 9, 2020

/s/ Susan R. Mulder Susan R. Mulder	Director	December 9, 2020

/s/ John C. Pope John C. Pope	Director	December 9, 2020

/s/ Elio Leoni Sceti Elio Leoni Sceti	Director	December 9, 2020

/s/ Alexandre Van Damme Alexandre Van Damme	Director	December 9, 2020

/s/ George Zoghbi George Zoghbi	Director	December 9, 2020

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